SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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GRAYMARK HEALTHCARE, INC.
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Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (“Annual Meeting”) of Graymark Healthcare, Inc., which will be held in the Conference Room located at One Leadership Square, North Tower, 211 North Robinson, Suite 255, Oklahoma City, Oklahoma 73102 on May 14, 2012 at 11:30 a.m., central daylight time. The official Notice of Annual Meeting, together with a proxy statement and form of proxy, are enclosed.

A number of important matters will be considered at the Annual Meeting, including the election of directors. The Board of Directors of Graymark Healthcare, Inc. urges your careful consideration of these and the other matters to be presented at the Annual Meeting.

We invite all shareholders to attend the meeting in person. If you cannot be present, you may vote by mailing the enclosed proxy card or by other methods made available by your bank, broker or nominee. Voting by written proxy will ensure your representation at the Annual Meeting if you choose not to attend in person. Please review the instructions on the proxy card or the information forwarded by your bank, broker or nominee concerning your voting options. The shareholders attending the Annual Meeting may vote in person even if they have returned a proxy.

Sincerely,

Jamie E. Hopping

Chairman of the Board of Directors

Oklahoma City, Oklahoma

April 18, 2012

Graymark Healthcare, Inc.

204 N. Robinson, Suite 400, Oklahoma City, Oklahoma 73102

405-601-5300 p • 405-601-4450 f • www.graymarkhealthcare.com

GRAYMARK HEALTHCARE, INC.

204 North Robinson, Suite 400

Oklahoma City, Oklahoma 73102

Telephone: (405) 601-5300

NOTICE OF ANNUAL MEETING

To be held on May 14, 2012

TO THE SHAREHOLDERS:

Graymark Healthcare, Inc., will hold its annual meeting of shareholders (the “Annual Meeting”) in the Conference Room located at One Leadership Square, North Tower, 211 North Robinson, Suite 255, Oklahoma City, Oklahoma 73102, commencing at 11:30 a.m., local time on May 14, 2012 to vote on:

1.	The election of six directors, each to hold office until the 2013 annual meeting of shareholders and until her or his successor is duly elected and qualified;

2.	To consider and approve the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan;

3.	To consider and approve the performance-based compensation measures used under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, as required by section 162(m) of the Internal Revenue Code;

4.	The ratification of Eide Bailly LLP as the independent registered public accounting firm for 2012; and

5.	Any other business that properly comes before the meeting or any adjournment or postponement of the Annual Meeting.

Graymark Healthcare shareholders at the close of business on April 11, 2012, are receiving notice and may vote at the Annual Meeting. The election of directors will be determined by a plurality vote. Approval of all other matters properly brought before the Annual Meeting requires the affirmative vote of a majority of the shares cast on the proposal.

Your Board of Directors unanimously recommends that you vote FOR approval of the matters being voted upon.

Your attendance or Proxy is important to assure a quorum at the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting in person are requested to complete and return the enclosed Proxy, using the envelope provided, which requires no postage if mailed from within the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to Graymark Healthcare, Inc. shareholders, their proxies and invited guests. All Shareholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

Mark R. Kidd, Secretary

Oklahoma City, Oklahoma

April 18, 2012

GRAYMARK HEALTHCARE, Inc.

204 North Robinson, Suite 400

Oklahoma City, Oklahoma 73102

Telephone: (405) 601-5300

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2012

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished to the shareholders of Graymark Healthcare, Inc. (“Graymark”, “Graymark Healthcare” or the “Company”) in connection with an Annual Meeting of the holders of Graymark Healthcare common stock to be held in the Conference Room located at One Leadership Square, North Tower, 211 North Robinson, Suite 255, Oklahoma City, Oklahoma 73102, at 11:30 a.m., local time, on May 14, 2012 and any adjournment or postponement of the Annual Meeting. Proxies in the form included with this Proxy Statement are solicited by the Board of Directors of Graymark Healthcare. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy will be first sent or given on or about April 18, 2012, to Graymark Healthcare’s shareholders of record on April 11, 2012. If you require directions to the location of the Annual Meeting, please telephone (405) 601-5300.

The persons named as attorneys-in-fact in the Proxy, Stanton Nelson and Mark Kidd, were selected by the Board of Directors. If the accompanying Proxy is properly executed and returned, the shares of common stock represented by the Proxy will be voted at the Annual Meeting. If you indicate on the Proxy a choice with respect to any matter to be voted on, your shares will be voted in accordance with your choice. If no choice is indicated, your shares of common stock will be voted FOR:

•	the election of six directors, each to hold office until the 2013 annual meeting of shareholders and until her or his successor is duly elected and qualified;

•	the approval of the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan;

•

the approval of the performance-based compensation measures used under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, as required by section 162(m) of the Internal Revenue Code; and

•	the ratification of Eide Bailly LLP as the independent registered public accounting firm for 2012.

In addition, your shares will also be considered and voted upon other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this Proxy Statement. Once given, you may revoke the Proxy by:

•	giving written notice of revocation to our Secretary at any time before your Proxy is voted;

•	executing another valid proxy bearing a later date and delivering this proxy to our Secretary prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Except where otherwise provided by statute or by our organizational documents, the representation, in person or by proxy, of at least one third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Neither the corporate laws of Oklahoma, the state in which we are incorporated, nor our Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Accordingly, (i) abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, (ii) abstentions are treated as votes not cast but as shares represented at the Annual Meeting for purposes of determining results on actions requiring a majority vote (broker non-voted are treated as votes neither cast nor represented for purposes of such actions), and (iii) neither abstentions nor broker non-votes are counted in determining results of plurality votes.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee’s achievement of plurality.

Amendment and Restatement of 2008 Graymark Healthcare, Inc. Long-Term Incentive Plan. The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote at a meeting in which a quorum is present will be required to approve the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, or the Amended 2008 Plan.

Approval of the Performance-Based Compensation Measures Under the Amended and Restated 2008 Graymark Healthcare, Inc. Long-Term Incentive Plan. The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote at a meeting in which a quorum is present will be required to approve the performance-based compensation measures under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan.

Other Matters. Except for the ratification of Eide Bailly LLP as our independent registered public accounting firm, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval.

Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of a proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of a proposal, but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on the proposal but do have the practical effect of reducing the number of affirmative votes required to achieve a majority for a matter by reducing the total number of shares from which the majority is calculated.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting.

Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. Please sign and return your proxy card to ensure that all of your shares are voted.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting over the Internet. You may be eligible to vote over the internet. If your proxy card includes instructions on voting over the internet, please follow those instructions. If you vote over the internet, you do not need to complete and mail your proxy card.

Voting in Person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote your beneficially owned shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2012.

The proxy statement and annual report to Shareholders are available at www.edocumentview.com/GRMH.

SHAREHOLDERS ENTITLED TO VOTE

The shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on April 11, 2012 (the “Record Date”), of 15,070,634 shares of common stock then outstanding. Each holder of a share of common stock outstanding on the Record Date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. Our officers, directors and nominee directors own of record, or are deemed to beneficially own, or manage and control the voting a total of 1,012,340 shares or 7% of our issued and outstanding common stock, all of which we anticipate will be voted in favor of the matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall consist of such number of members as is determined from time to time by resolution of our Board. The number of directors is currently fixed at six. In general, a director holds office for a term expiring at the next annual meeting of our shareholders or until her or his successor is duly elected and qualified. Nominations of candidates for election as our directors may be made at any meeting of our shareholders by or at the direction of our Board of Directors or by any shareholder entitled to vote at the meeting. Our Bylaws provide that our Board will fix the date of the annual meeting of our shareholders.

There are six nominees for director, all of whom are current directors of Graymark. Each candidate has been re-nominated by the Nominating and Corporate Governance Committee for election.

Nominee’s Name	Year Nominee First Became A Director	Position(s) with the Company
Jamie E. Hopping	2011	Chairman of the Board
Stanton Nelson	2003	Chief Executive Officer
Joseph Harroz, Jr.	2007	Director
S. Edward Dakil, M.D.	2008	Director
Steven L. List	2009	Director
Scott R. Mueller	2008	Director

Nominees

Our Board of Directors has nominated each of Jamie E. Hopping, Stanton Nelson, Joseph Harroz, Jr., S. Edward Dakil, M.D., Steven L. List and Scott R. Mueller (each, a “Nominee” or, collectively, “Nominees”) for election as a director for a term expiring in 2013 or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. For information about each Nominee, see “Directors.” There are no family relationships between our directors and executive officers.

The persons named as proxies in the accompanying Proxy, who have been designated by our Board, intend to vote, unless otherwise instructed in the Proxy, for the election of the six Nominees listed above. Ms. Hopping, Dr. Dakil and Messrs. List and Mueller are considered independent directors. Mr. Nelson is not considered independent because he currently serves as one of our executive officers. Mr. Harroz is not considered independent because he was employed by the Company within the past three years. Should any Nominee become unable for any reason to stand for election as a director, it is intended that the persons named in the Proxy will vote for the election of another person as our Board may recommend. We know of no reason why the Nominees will be unavailable or unable to serve.

Our Board of Directors recommends a vote “FOR” the election of Jamie E. Hopping, Stanton Nelson, Joseph Harroz, Jr., S. Edward Dakil, M.D., Steven L. List and Scott R. Mueller to our Board. Your proxy will be voted accordingly unless you specify a contrary choice.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are appointed on an annual basis by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Graymark. The directors, nominees and executive officers of Graymark are as follows:

Name	Age	Position with the Company
Jamie E. Hopping.	58	Chairman of the Board
Stanton Nelson.	41	Chief Executive Officer
Edward M. Carriero, Jr.	56	Chief Financial Officer
Grant A. Christianson	42	Chief Accounting Officer and Treasurer
Joseph Harroz, Jr.	45	Director
S. Edward Dakil, M.D.(1)(2)(3)	56	Director
Steven L. List (1)(2)(3)	44	Director
Scott R. Mueller (1)(2)(3)	41	Director

(1)	Serves on our Compensation Committee.
(2)	Serves on our Audit Committee.
(3)	Serves on our Nominating and Governance Committee.

Biographical Information

The following is a brief description of the business experience of our executive officers and directors:

Jamie E. Hopping was elected as Chairman of the Board, effective July 1, 2011. Ms. Hopping is a 30-year health services veteran, serving in a variety of upper-level operational roles with major health care facility providers. From 2007 to 2010, Ms. Hopping was a consultant for numerous clients, including health systems on strategic and operational matters and an investment group regarding healthcare investments. From 2002 to 2007, Ms. Hopping served in numerous positions, most recently as the executive vice president and chief operating officer, at Ardent Health Services, a $1 billion acute care hospital and specialty care facility employing more than 400 physicians. Ms. Hopping earned her B.A. in biology, with honors, from Sonoma State University and a dual masters degree in business administration and public health with a concentration in finance and strategic planning from the University of California, Berkeley. Ms. Hopping’s qualifications to serve on our Board of Directors include her experience as an upper-level executive with operating roles in major health care facility providers which provide us with expertise and advice in operational, financial and transactional matters.

Stanton Nelson was named as our Chief Executive Officer during January 2008 and has served as one of our directors since August 2003 and our Chairman of the Board from July 2008 until June 2011. In addition to his position with Graymark, Mr. Nelson currently serves and since September 2001 has served as Executive Vice President of R.T. Oliver Investment Company, a privately-held company engaged in oil and gas exploration, retail and commercial real estate and banking. R.T. Oliver Investments is controlled by Roy T. Oliver, one of our greater than 5% shareholders. Mr. Nelson also serves on the board of directors of Valliance Bank as its Vice Chairman. Previously, from July 1996 to January 2000 Mr. Nelson was the Chief Executive Officer of Monroe-Stephens Broadcasting, a privately-held company that owned and operated radio stations in Southwest Oklahoma and Dallas, Texas. Mr. Nelson began his career as a staff member for United States Senator David Boren. Mr. Nelson has a Bachelor of Business Administration in business management from the University of Oklahoma. Mr. Nelson’s qualifications to serve on our Board of Directors includes his service as our Chief Executive Officer, his prior experience as a chief executive officer and his experience in commercial enterprises in diverse industries.

Edward M. Carriero, Jr. was named our Chief Financial Officer in November 2010. Mr. Carriero served as our Senior Vice President, Corporate Development from October 2010 to November 2010. Mr. Carriero also serves as an Operating Advisor to Royal Palm Capital Management; a position he has held since February 2006. Mr. Carriero served as Interim Chief Financial Officer of Sunair Services Corporation from September 2006 to February 2008 and Chief Financial Officer from February 2008 until December 2009. Mr. Carriero also served as the Chief Financial Officer of Middleton Pest Control, Inc. from February 2006 through February 2007. Prior to joining Middleton, from July 2003 to February 2006, Mr. Carriero served as the revenue auditor for Broward County Port Everglades, a large seaport in South Florida. From October 2001 to July 2003, Mr. Carriero served as Chief Financial Officer of Apex Maintenance Services, Inc., a roofing contractor. From June 1998 to October 2001, Mr. Carriero provided consulting services to various businesses. From June 1991 to June 1998, Mr. Carriero held several operating positions for Huizenga Holdings, Inc., including: Executive Vice President/Chief Financial Officer and Director for Life General Security Insurance Company, a $100 million life and health insurance company operating in 27 states; Executive Vice President/Chief Operating Officer for Blue Ribbon Water Company, a bottled water delivery company; and Vice President and General Manager of Suncoast Helicopters, Inc., a helicopter charter company. Mr. Carriero received his Bachelor of Science in accounting from Saint Francis College in Brooklyn, N.Y. and his MBA from the University of Miami.

Grant Christianson was named our Chief Accounting Officer in November 2010 and previously served as our Chief Financial Officer from April 2009 until November 2010. Mr. Christianson has served as Vice President for Finance and Accounting of ApothecaryRx, LLC since August 2006. Prior to becoming Vice President for Finance and Accounting of ApothecaryRx, Mr. Christianson was a principal in a financial operations consulting firm that he founded in 2005. Previously he held financial management positions within Novartis Medical Nutrition and McKesson Medication Management. Mr. Christianson is a member of the American Institute of Certified Public Accountants, and he received a Bachelor of Accountancy from the University of North Dakota.

Joseph Harroz, Jr. has served as one of our directors since December 2007. Mr. Harroz is currently the Dean of the University of Oklahoma College of Law, a position he held since July 2010. Previously, Mr. Harroz served as our President from July 2008 until June 2010 and Chief Operating Officer from July 2008 until September 2009. Mr. Harroz served as Vice President and General Counsel of the Board of Regents, University of Oklahoma since 1996 and has been an Adjunct Professor, University of Oklahoma Law School since 1997 and has served as the Managing Member of Harroz Investments, LLC (commercial enterprise) since 1998. He is also a member and Chairman of the Board of Trustees of Waddell and Reed Ivy Funds and a Trustee of Waddell and Reed Advisors Funds, both open-ended mutual fund complexes managed by Waddell and Reed; a Consultant for MTV Associates (2004 to 2005); and serves as a Director of Valliance Bank (beginning in 2004), Mewbourne Family Support Organization (2000 to 2008), Norman Economic Development Coalition (2004 to 2008) and Oklahoma Foundation for Excellence (beginning in 2008). Mr. Harroz’ qualifications to serve on our Board of Directors include his experience as our President as well as a general counsel and a director of various companies. He is able to provide a depth of knowledge as to best practices in corporate governance as well as provide advice on transactional matters.

S. Edward Dakil, M.D. has served as one of our directors since January 2008. Dr. Dakil is a practicing physician and in 1987 began his employment with Norman Urology Associates, P.C. Commencing in 1990 he began serving as a clinical instructor for the Department of Urology of the University of Oklahoma Health Science Center and in 1998 became a member of the Board of Directors of the Oklahoma Lithotripsy Center. Dr. Dakil graduated from the University of Oklahoma, first with a Bachelor of Science (Chemistry) in 1987 and a Doctorate of Medicine in 1982 and is a member of various medical associations, including American Urologic Association and American Association of Clinical Urologists. Dr. Dakil’s qualifications to serve on our Board of Directors include his experience in health care as a practicing physician and on other boards of directors. His health care experience is relevant to us in gaining a better understanding of relationships with our physicians as well as referring and prescribing physicians.

Steven L. List has served as one of our directors since December 2009. Mr. List is a Managing Director at CRG Partners, a financial advisory firm, having joined in February 2011. Mr. List was an independent consultant who provided financial advisory and transaction services to companies from June 2008 to February 2011. Previously, Mr. List was Senior Vice President and Chief Financial Officer of Mattress Giant Corporation from February 2002 to June 2008 and served as a Managing Director of Crossroads, LLC from December 1998 to January 2002. From May 1995 to November 1998, he served as Senior Manager, Corporate Restructuring at KPMG, LLP. Mr. List earned his BBA in accounting from the University of Oklahoma and is a certified public accountant and certified insolvency and restructuring advisor. Mr. List’s qualifications to serve on our Board of Directors include his experience as a chief financial officer of numerous companies in different industries which is relevant to our business as well as to provide us advice in financial and transactional matters.

Scott Mueller has served as one of our directors since July 2008. Mr. Mueller is currently the Chief Financial Officer for Arcadia Resources, an oil and gas business. Mr. Mueller was a partner at the private equity firm of Hall Capital Partners from July 2009 until October 2011 when he joined Arcadia Resources. Prior to joining Hall Capital Partners, he was a partner at TLW Investments from June 2008 to July 2009. He was employed at Goldman Sachs from 1999 through May 2008, most recently as a vice president in the Private Wealth Management group from 2002 through 2008. Mr. Mueller earned a Masters of Business Administration from the University of Texas in 1999 and graduated from the Honors College at Michigan State University in 1992 with a Bachelor of Arts in General Administration–Pre Law. Mr. Mueller also serves on the board of ProspX, Inc. Mr. Mueller’s qualifications to serve on our Board of Directors include his experience as a chief financial officer as well as his experience in private equity and financial matters which provide us advice in operational, financial and transactional matters.

Information Concerning the Board of Directors

Our Board of Directors currently consists of six members, four of whom qualify as independent within the meaning of the listing standards of The NASDAQ Stock Market, Inc. The Board determined that each member of the Board namely, Jamie E. Hopping, S. Edward Dakil, M.D., Steven L. List and Scott R. Mueller, qualify as independent directors.

Each nominee director currently serves as a member of our Board of Directors. During 2011, our Board of Directors held 12 meetings. Each of the Nominees attended at least 75% of the Board meetings and the meetings of the committees on which he or she served. The Board met in executive session, without members of management, 7 times.

Policy Governing Director Attendance at Annual Meetings of Shareholders

In April 2010, the Board adopted a policy that all directors and all nominees for election as directors attend the Company’s annual meeting of shareholders in person. For the 2011 annual meeting of shareholders, four directors attended the meeting.

Board Committees

Our Board maintains three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The Compensation Committee and Audit Committee were established in January 2008 and the Corporate Governance Committee was established in April 2008. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances.

All committees report on their activities to our Board and serve at the pleasure of our Board. Each Committee has a written charter, approved by the Board, which describes the Committee’s general authority and responsibilities. Each Committee will undertake an annual review of its charter, and will work with the Board to make such revisions as are considered appropriate.

Each Committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Committee in its work.

Audit Committee

The Audit Committee, is established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for the selection and retention of our independent auditors, reviews the scope of the audit function of the independent auditors, and reviews audit reports rendered by the independent auditors. All of the members of the Audit Committee are “independent directors” as defined in Rule 5605 of the NASDAQ Stock Market, Inc. marketplace rules (the “NASDAQ rules”), and one member, Scott R. Mueller, serves as the Audit Committee’s financial expert. The Audit Committee is comprised of S. Edward Dakil, M.D., Steven L. List and Scott R. Mueller (Chair). During 2011, the Audit Committee met 5 times.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.graymarkhealthcare.com under “Investors-Corporate Governance.”

Compensation Committee

The Compensation Committee reviews our compensation philosophy and programs, and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. The Compensation Committee is comprised of S. Edward Dakil, M.D., Steven L. List (Chair) and Scott R. Mueller. During 2011, the Compensation Committee met 4 times.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.graymarkhealthcare.com under “Investors-Corporate Governance.”

The purpose of the committee shall be to carry out the Board’s overall responsibility relating to executive officer compensation. In furtherance of this purpose, the Compensation Committee shall have the following authority and responsibilities:

•	To evaluate candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans;

•

To review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer. The Committee shall evaluate at least once a year, the Chief Executive Officer’s performance in light of these established goals and objectives and based upon these evaluations shall set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•

To review and approve on an annual basis the evaluation process and compensation structure for the Company’s executive officers. The committee shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for the company’s executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers;

•

To review the Company’s incentive compensation plans (including equity and stock option plans) and recommend changes to such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans;

•	To maintain regular contact with the leadership of the Company in order to continually assess and assist with the making of progress towards the Company’s goals and objectives; and

•	To prepare and publish an annual executive compensation report in the Company’s proxy statement as required by federal securities laws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (a) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (b) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board. The Nominating and Corporate Governance Committee is comprised of S. Edward Dakil, M.D., Steven L. List and Scott R. Mueller (Chair). During 2011, the Nominating and Corporate Governance Committee met 1 time.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.graymarkhealthcare.com under “Investors-Corporate Governance.”

The responsibilities of the Nominating and Corporate Governance Committee include:

•	Formulating, recommending to the Board and overseeing the implementation and administration of the Company’s corporate governance structure and framework;

•

Monitoring and reviewing any issues regarding the “independence” of the directors or involving potential conflicts of interest, and evaluating any change of status of directors and making recommendations regarding the propriety of continued service;

•	Reviewing the Company’s Code of Conduct at least annually and recommending changes, as necessary, to the Board;

•	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman of the Board;

•	Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors;

•	Recommending Board committee assignments and committee chairs for consideration by the Board;

•	Recommending the number of members that shall serve on the Board; and

•

Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

Board Leadership Structure and Role in Risk Oversight

Prior to the addition of Ms. Hopping in July 2011, our Chief Executive Officer also served as the Chairman of our Board of Directors. During 2011, the Board considered the addition of a new board member with substantial experience in operational, transactional and management roles with major heath care service providers. In July 2011, Ms. Hopping joined our Board as a non-executive Chairman of the Board and Mr. Nelson remained our Chief Executive Officer and a director. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while our Chief Executive Officer brings company-specific experience and expertise. The Board believes that separating the positions of Chairman and Chief Executive Officer allows the Chief Executive Officer to focus on the business, strategy development and execution. Our Chairman provides advice and oversight on strategy development and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that separating the role of Chairman and Chief Executive Officer is in the best interest of the shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Chairman of the Board has the responsibility of presiding at all executive sessions of the Board, consulting with the Chief Executive Officer on board meeting agendas and acting as a liaison between management and the non-management directors.

The Board, as a whole and at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity, operations and regulatory matters, as well as the risks associated with each. Each committee regularly reports to the entire Board, including on the risks reviewed by such committee.

Code of Business Conduct and Ethics

In May 2010, we adopted a revised code of business conduct and ethics that applies to all of our employees, officers and directors, and includes additional standards of conduct for our principal executive, financial and accounting officers and all persons responsible for financial reporting. See “Certain Relationships and Related Party Transactions.” Our code of business conduct and ethics is available on our website at www.graymarkhealthcare.com under “Investors-Corporate Governance.” Information on, or accessible through, our website is not part of this filing. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors. Directors must be highly-qualified and must possess the highest standards of personal and professional ethics and integrity, practical wisdom and mature judgment and be committed to staunchly representing the interests of the stockholders. The Nominating and Corporate Governance Committee also believes that the Board should be comprised of a diverse group of individuals with significant leadership accomplishments in international business, government, education or not-for-profit activities; who have been associated with institutions noted for excellence; and who have broad experience and the ability to exercise sound business judgment. In addition, although there is no specific policy on considering diversity, the Board and the Nominating and Corporate Governance Committee believe membership should represent diverse viewpoints.

These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee does not currently have a policy with regard to the consideration of director candidates recommended by shareholders. The Company is a smaller reporting company and has focused on recruiting high-quality candidates for directors. The Board believes that given the Company’s stage of development, it is appropriate for the Board to not have a policy on consideration of director candidates recommended by shareholders.

Policies Governing Security Holder Communications with the Board of Directors

The Board provides to every security holder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the Securities and Exchange Commission) as follows:

For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairman of the Board via the method listed below:

By U.S. Mail (including courier or expedited delivery service):

Graymark Healthcare, Inc.

204 North Robinson, Suite 400

Oklahoma City, Oklahoma 73102

Attn: Chairman of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director via the method listed below:

By U.S. Mail (including courier or expedited delivery service):

Graymark Healthcare, Inc.

204 North Robinson, Suite 400

Oklahoma City, Oklahoma 73102

Attn: [Name of Individual Director]

The Company will forward any such security holder communication to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director and the Chairman of the Board for such purposes or by secure electronic transmission.

Report of the Audit Committee

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent registered public accounting firm, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of our independent registered public accounting firm. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our financial statements with U.S. generally accepted accounting principles.

In the performance of its functions, our Audit Committee:

•	reviewed and discussed the audited consolidated financial statements for 2011 with our management,

•

received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence, and

•

recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2011 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Our review with the independent registered public accounting firm included a discussion of the firm’s judgments as to the quality, not just the acceptability, of our accounting principles and other matters as are to be discussed with the Audit Committee under Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also discussed with the independent registered public accounting firm our (including our management) and their independence, including disclosures received by the Audit Committee in accordance with the requirements of the Public Company Accounting Oversight Board. Furthermore, the Audit Committee considered whether the non-financial statement audit services provided by our independent registered public accounting firm affected their independence. The Audit Committee will discuss with our independent registered public accounting firm the overall scope and plans of their audit for 2012.

In reliance on the review and discussions referred above, the Audit Committee recommended to, and the Board approved, filing of the audited financial statements for the year ended December 31, 2011, with the United States Securities and Exchange Commission. The Audit Committee selected Eide Bailly LLP as our registered independent public accounting firm for 2012.

Our Audit Committee Members:

Steven L. List

Scott R. Muller

S. Edward Dakil, M.D.

The report of the Audit Committee shall not be deemed to be “soliciting material,” shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Compensation Committee

The primary goals of our Compensation Committee in setting 2011 executive officer compensation were:

•	to provide a competitive compensation package that enabled us to attract and retain key executives, and

•	to align the interests of our executive officers with those of our shareholders and also with our operating performance.

Overview of Executive Officer Compensation

We have not engaged an independent consultant to compare the primary elements of our executive compensation against a peer group of comparable companies. Furthermore, we have not found a direct peer in the sleep order diagnostic and treatment industry with publicly-available information. However, we have utilized a weighted composite of base pay, incentive compensation and stock and options awards to create a focal point of total cash compensation that consisted of base pay and incentive cash compensation. In the future, our Compensation Committee may consider obtaining a study of companies within our current operating industries that are similar in size, revenues and earnings to our current profile to assist in establishing executive officer compensation levels and composition.

We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Prior to 2008, the only non-cash incentive awards were annual grants of stock options exercisable for the purchase of our common stock shares at or above the closing sale price of our stock on the date of grant. In 2008, we adopted our 2008 Long-Term Incentive Plan that received shareholder approval in December 2008. We are developing incentive compensation plans that will provide us with a policy to make cash and non-cash awards as a result of either our performance or that of our executive officers and other employees or a combination of both, depending on the type of award, compared to the established goals.

We believe in engaging the best available talent in critical managerial functions and this may result in our having to negotiate individually with executives who have retention packages in place with other employers or who have specific compensation requirements. Accordingly, our Compensation Committee may determine that it is in our and our shareholders’ best interests that we negotiate a compensation package with an individual that deviates from our standard compensation practices. Similarly, our Compensation Committee may authorize compensation arrangements outside of the normal annual review cycle in order to address a retention issue.

In 2011, Stanton Nelson, who served as our Chief Executive Officer participated in discussions with the Compensation Committee on executive compensation other than his executive officer compensation. We expect that Mr. Nelson will participate in discussions with other members of our executive management team in the drafting of our compensation plans and policies, including earnings targets and operating results. To the extent that members of management participate in executive compensation discussions with our Compensation Committee, they do so only on an advisory basis, and final determination of executive compensation matters is made by the Committee.

We currently do not have any ownership guidelines requiring our executives to hold a minimum ownership interest in our common stock shares. We believe that our 2008 Long-Term Incentive Plan provides compensation in a manner that aligns our executives’ interests with those of our shareholders in furtherance of growth and creation of shareholder value. This plan is discussed below.

Elements of Executive Compensation

Compensation of our executive officers in 2011 was comprised primarily of:

•	base salaries,

•	awards under our equity compensation plans (stock awards and stock options), and

•	perquisites and other employee benefits.

In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee, in setting base salaries and bonuses and making annual and long-term incentive awards, considered the prior levels of executive compensation, and the compensation paid to executives of our competitors.

The incentive portions of an executive’s compensation (stock awards and stock option awards) are intended to achieve the Committee’s goal of aligning any executive’s interests with those of our shareholders and with our operating performance. The stock awards and stock option awards or grants place the recipient executive officers or other employee at risk and are linked to the effect our operating results have on the market price of our common stock and effectively are designed (in the near- and long-term) to benefit our shareholders through increased value in the event favorable operating results are achieved. As a further condition, the executive officer is required to remain in our employ in order to become fully vested or obtain full unrestricted ownership of the awarded common stock shares. As a result, during years of favorable operating results our executives are provided the opportunity to participate in the increase in the market value of our common stock, much like our shareholders. Conversely, in years of less favorable operating results, the compensation of our executives may be below competitive levels. Generally, higher-level executive officers have a greater level of their compensation placed at risk.

Executive Base Salaries. We provide a base salary for our executives to compensate them for their services during the fiscal year. Other than as established pursuant to negotiated long-term employment agreements, because we have a limited number of employees, we have not formulated a policy setting base salary ranges by position or responsibility. In determining the base salary for each employee, the Compensation Committee considers:

•	the performance of the executive;

•	our operating performance and results; and

•	internal factors including previously agreed upon contractual commitments, the executive’s compensation relative to other officers, and changes in job responsibility.

We currently have employment agreements Stanton Nelson, Edward M. Carriero and Grant Christianson.

Incentive Compensation (Bonuses). We have not adopted a formal incentive compensation plan for our executives. Accordingly, we do not have current policies regarding:

•	the use of discretion in making awards, the interplay between the achievement of corporate goals and individual goals;

•	how compensation or amounts realizable from prior compensation are considered in setting other elements of compensation;

•

the adjustment or recovery of awards or payments if the relevant company performance measures upon which they were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment; or

•	similar matters related to incentive compensation.

Instead our Compensation Committee has considered the overall goals of our compensation program in designing our current executive incentive compensation plan.

On March 25, 2010, our Compensation Committee granted Mr. Nelson and Mr. Harroz a bonus award of $300,000 and $140,000, respectively, payable upon successful completion by the Company of a Significant Transaction before December 31, 2010. For purposes of the bonus award, a Significant Transaction means a transaction deemed significant by the Board of Directors, including a financing transaction, whether equity or debt, or a merger and acquisition event. On December 29, 2010, the Board of Directors concluded that the sale of substantially all of the assets of ApothecaryRx to Walgreens was a Significant Transaction and concluded that the bonus awards for Mr. Nelson and Mr. Harroz had been earned. The bonuses were paid on June 24, 2011.

Long-Term Equity Compensation Plan Awards and Grants. Stanton Nelson, our Chairman and Chief Executive Officer, was granted stock awards under our 2008 Long-Term Incentive Plan in accordance with the terms of his employment agreement. Effectively, stock option grants to our executive officers and other employees will not provide any value to the recipient until the market price of our common stock exceeds the exercise price of the options. Stock awards have value on the date of grant (if granted without vesting restrictions) or on the date that they are no longer subject to forfeiture. The value of the stock awards is related to the price of our common stock. These stock options and restricted stock awards are accordingly tied to the stock price appreciation of our common stock, rewarding the executives and our other employees as if they share in the ownership of our common stock similar to that of our shareholders. The number of shares subject to options and number of restricted shares granted to each executive officer was determined based upon the expected value of our common stock and our historical practice of granting stock options to our executive officers and directors. Stock option grants and awards and restrictive stock awards are intended to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives and other employees; and

•	maintain competitive levels of executive and non-executive compensation.

Other Benefits. Our executive officers receive other perquisites and benefits consistent with our goals of providing an overall compensation plan that is competitive in order to attract and retain key executives. The Compensation Committee believes that these perquisites and benefits are reasonable and periodically reviews our compensation policies. These perquisites and benefits include health insurance, life insurance, and other benefits available to all of our employees without discrimination.

We currently do not have a retirement plan, a savings plan, a deferred compensation plan, or any other benefit plan available to our executives, other than our 401(k) retirement plan that is generally available to our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than 10% of our common stock or other registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms we received covering purchase and sale transactions in our common stock during 2011, we believe that, except as set forth below, each person who, at any time during 2011, was a director, executive officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during 2011. We are aware that Messrs. Nelson, Harroz, Dakil, Mueller and List each filed a Form 4 late reporting one transaction (five transactions in the case of Mr. Nelson).

EXECUTIVE COMPENSATION

The following table sets forth the total compensation of our Chief Executive Officer, our Chief Financial Officer and our other named executive officers for our fiscal years ended December 31, 2011 and 2010.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Total
Stanton Nelson(3)	2011	$—	$—	$111,000	$—	$—	$111,000
Chief Executive Officer	2010	$—	$300,000	$113,000	$—	$—	$413,000
Edward M. Carriero, Jr.(4)	2011	$200,000	$—	$—	$—	$—	$200,000
Chief Financial Officer	2010	$46,032	$—	$—	$28,584	$—	$74,616
Grant A. Christianson(5)	2011	$162,000	$—	$—	$—	$—	$162,000
Chief Accounting Officer	2010	$170,000	$—	$—	$—	$—	$170,000
Joseph Harroz, Jr.(3)(6)	2011	$—	$—	$—	$—	$—	$—
Former President	2010	$93,750	$140,000	$—	$—	$—	$233,750
Lewis P. Zeidner(7)	2011	$48,427	$—	$—	$—	$—	$48,427
Former Chief Operating Officer	2010	$235,000	$—	$—	$42,190	$—	$277,190

(1)	The value of Stock Awards is the grant date fair value multiplied by the number of shares awarded computed in accordance with FASB Topic 718. For financial reporting purposes, the fair value of the Stock Awards is expensed over the requisite vesting period for the award. The assumptions the Company used for calculating the grant date fair values are set forth in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2011 included in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

(2)	The value of Option Awards is the aggregate grant date fair value computed in accordance with FASB Topic 718. For financial reporting purposes, the fair value of the Option Awards is expensed over the requisite vesting period for the award. The assumptions the Company used for calculating the grant date fair values are set forth in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2011 included in the Company’s annual report on Form 10-K for the year ended December 31, 2011.
(3)	On March 25, 2010, our Board of Directors granted Mr. Nelson and Mr. Harroz a bonus award of $300,000 and $140,000, respectively, payable upon successful completion by the Company of a Significant Transaction before December 31, 2010. For purposes of the bonus award, a Significant Transaction means a transaction deemed significant by the Board of Directors, including a financing transaction, whether equity or debt, or a merger and acquisition event. On December 29, 2010, the Board of Directors concluded that the sale of substantially all of the assets of ApothecaryRx to Walgreens was a Significant Transaction and concluded that the bonus awards for Mr. Nelson and Mr. Harroz had been earned. The bonuses were paid on June 24, 2011.
(4)	Mr. Carriero became our Senior Vice President, Corporate Development, on October 7, 2010, and was subsequently appointed as our Chief Financial Officer on November 15, 2010.
(5)	Mr. Christianson served as our Chief Financial Officer from April 30, 2009 until November 15, 2010 and currently serves as our Chief Accounting Officer.
(6)	Mr. Harroz resigned as our president effective June 30, 2010. Mr. Harroz currently serves as one of our directors.
(7)	Mr. Zeidner was terminated on February 17, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information related to equity awards held by our named executive officers as of December 31, 2011. During 2011, no options to purchase our common stock were exercised by the named executive officers.

	Outstanding Equity Awards at December 31, 2011
	Option Awards				Stock Awards
	Number of Common Stock		Option	Option	Number of		Market Value of
	Underlying Options		Exercise	Expiration	Shares of Stock		Shares of Stock
Name	Exercisable	Unexercisable	Price	Date	That Have Not Vested		That Have Not Vested(1)
Stanton Nelson	3,750	—	$15.00	4/23/2013	—		—
Edward M. Carriero, Jr.	12,500	—	$4.76	10/7/2012	—		—
Grant A. Christianson		—			11,250	(2)	$5,175

(1)	The closing sale price of our common stock as reported on The NASDAQ Capital Market on December 31, 2011 was $0.46.
(2)	7,500 and 3,750 are scheduled to vest on August 1, 2012 and 2013, respectively.

On October 1, 2011, we granted a stock award to our Chief Executive Officer, Stanton Nelson, in the amount of 100,000 shares. The stock grant award was valued at $1.11 per share, which was the closing sale price of our common stock on The NASDAQ Capital Market on the grant date. Because Mr. Nelson’s stock award vested immediately, it is not reflected in the above table.

Employment Arrangements with Current Executive Officers

As of December 31, 2011, we had employment agreements with each of Edward M. Carriero, Jr., Grant Christianson, and Stanton Nelson. As of December 31, 2010, we had an agreement with Lewis P. Zeidner who was terminated effective February 17, 2011. The material terms of these employment agreements, as amended to such date, are summarized below. In addition, on April 6, 2012, we entered into amended and restated employment agreements with Messrs. Nelson and Carriero which are described below under “- Amended and Restated Employment Agreements.”

Edward M. Carriero, Jr. On October 7, 2010, we entered into an employment agreement with Mr. Carriero to serve as our Senior Vice President, Corporate Development. On November 15, 2010, Mr. Carriero was appointed our Chief Financial Officer. Mr. Carriero’s agreement is for an initial three-year term, automatically extends for additional three year periods, unless earlier terminated in accordance with its terms or we notify him within 120 days of termination date that the term will not be extended. The employment of Mr. Carriero is full time and may be terminated by him or the Company with or without cause. Mr. Carriero is to receive a base salary of $200,000. Mr. Carriero was also granted a fully vested stock option on his first day of employment (the “Grant Date”) exercisable for 50,000 shares of the Company’s common stock at the closing price on the Grant Date. Mr. Carriero is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Carriero is entitled to four weeks paid vacation yearly. Upon termination of Mr. Carriero’s employment by us without cause or by him with good reason, Mr. Carriero shall be entitled to a payment equal to his most recent annual base salary plus eligibility in health and certain other benefit plans for 18 months from termination. In addition, Mr. Carriero agreed not to, directly or indirectly, seek to persuade any employee, contractor, customer, vendor or subcontractor of the Company, or any affiliated entity to discontinue, breach or terminate his or her employment, contract, or relationship with the Company, or such affiliated entity or to become employed or engaged in a business or activities likely to be competitive with the Company, or any affiliated entity, for a period of two years following his termination.

Grant Christianson. On October 19, 2010, we entered in to an amended and restated employment agreement with Mr. Christianson to serve as our Chief Accounting Officer. Mr. Christianson previously served as our Chief Financial Officer. Mr. Christianson’s agreement terminates on July 31, 2012 unless the Company otherwise elects to extend the term of the agreement. The employment of Mr. Christianson is full time and may be terminated by him or the Company with or without cause. Mr. Christianson is to receive a base salary of $180,000, and he is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Christianson is entitled to four weeks paid vacation yearly. Upon termination of Mr. Christianson’s employment by us without cause or by him with good reason, Mr. Christianson shall be entitled to a payment equal to his most recent annual base salary plus eligibility in health and certain other benefit plans for 18 months from termination. In addition, Mr. Christianson agreed not to persuade any employee of the Company, or any affiliated entity or any person who was an employee of the Company or any affiliated entity, to discontinue his or her status or employment with the Company, or such affiliated entity or to become employed in a business or activities likely to be competitive with the Company, or any affiliated entity, for a period of one year following his termination.

Stanton Nelson. Effective October 1, 2009, we entered into an employment agreement with Mr. Nelson to serve as either or both the Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Nelson’s agreement is for an initial three-year term, and automatically extends for additional three year periods, unless earlier terminated in accordance with its terms or we notify him within 120 days of termination date that the term will not be extended. The employment of Mr. Nelson is full time and may be terminated by him or the Company with or without cause. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Nelson is prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our business. Mr. Nelson is to receive a base salary of $1.00, and is eligible to be paid bonus compensation, if any, as determined in the absolute discretion of the Company. In addition, upon execution of the employment agreement, and on October 1 of each year during the term of his employment agreement, Mr. Nelson shall be granted a fully vested stock award of 100,000 shares of the Company’s common stock pursuant to the Company’s 2008 Long-term Incentive Plan. Mr. Nelson is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Nelson is entitled to four weeks paid vacation yearly. We have the right to terminate Mr. Nelson’s agreement without cause for any reason, and Mr. Nelson may terminate his employment for cause, in either case on at least 30-day advance notice. In the event of termination without cause by us or termination by Mr. Nelson for cause, Mr. Nelson is entitled to a grant of 300,000 shares of fully vested common stock under our 2008 Long-Term Incentive Plan, reduced by any amounts of common stock already granted to him pursuant to his employment agreement, issued in 24 equal installments, plus eligibility in health and certain other benefit plans for 12 months from termination.

In addition, Mr. Nelson agreed that, during the 24 months following termination of his employment, he will:

•

Not acquire, attempt to acquire, solicit, perform services (directly or indirectly) in any capacity for, or aid another in the acquisition or attempted acquisition of an interest in any business similar to that of ApothecaryRx or SDC Holdings in any city of a state in the United States where Graymark, ApothecaryRx, or SDC Holdings owns any interest in a sleep center or that is within 40 miles of a pharmacy owned by ApothecaryRx or sleep center location owned by SDC Holdings; or

•

Not solicit, induce, entice or attempt to entice (directly or indirectly) any employee, officer or director (except the executive officer’s personal secretary, if any), contractor, customer, vendor or subcontractor of ApothecaryRx or SDC Holdings or ours to terminate or breach any relationship with ApothecaryRx or SDC Holdings or us or any of our affiliates; or

•

Not solicit, induce, entice or attempt to entice any customer, vendor or subcontractor of ApothecaryRx or SDC Holdings or ours to cease doing business with SDC Holdings, ApothecaryRx or us or any of our affiliates.

Lewis P. Zeidner. Mr. Zeidner was terminated on February 17, 2011. Effective October 1, 2009, we and our wholly owned subsidiary, ApothecaryRx, LLC, entered into an employment agreement with Mr. Zeidner to serve as President or CEO of ApothecaryRx, LLC and Chief Operating Officer of Graymark. Mr. Zeidner’s agreement was for an initial three-year term, and automatically extended for additional three year periods, unless earlier terminated in accordance with its terms or we notified him within 120 days of termination date that the term will not be extended. The employment of Mr. Zeidner was full time and could be terminated by him or the Company with or without cause. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Zeidner was prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our business. Mr. Zeidner was to receive a base salary of $235,000, and was eligible to be paid bonus compensation, if any, as determined in the absolute discretion of the Company. In addition, upon execution of the employment agreement, Mr. Zeidner received a stock option to purchase 100,000 shares of our common stock pursuant to the Company’s 2008 Long-Term Incentive Plan. In addition, on September 30, 2010 Mr. Zeidner was, and on September 30, 2011, Mr. Zeidner will be awarded stock options to purchase 75,000 shares of our common stock pursuant to the Company’s 2008 Long-Term Incentive Plan provided he is still employed by us. Also, in the event our former subsidiary, ApothecaryRx, LLC, achieves 90% of the budgeted net income during the 12-month period ending September 2010 and 2011, Mr. Zeidner would have been entitled to a stock option award exercisable for the purchase of 25,000 common stock shares. In the event ApothecaryRx was sold or otherwise divested by us at any time prior to September 2011, the stock options that may then be awarded to Mr. Zeidner based upon achievement of the 12-month budgeted net income during the following 12-month period or periods will be awarded to Mr. Zeidner. Under the terms of all of these stock option award agreement, the stock options vest or become exercisable in three installments, the first on the date of stock option award agreement and on the following second and third anniversary dates. Furthermore, in the event of a “change of control” as defined in our 2008 Long-Term Incentive Plan, 50% of the then unvested stock options will vest and become exercisable by Mr. Zeidner. Mr. Zeidner is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Zeidner is entitled to four weeks paid vacation yearly. We had the right to terminate Mr. Zeidner’s agreement without cause for any reason, and Mr. Zeidner had the right to terminate his employment for cause, in either case on at least 30-day advance notice. In the event of termination without cause by us or termination by Mr. Zeidner for cause, Mr. Zeidner would be entitled to $235,000, payable over 12 months, plus eligibility in health and certain other benefit plans for 12 months from termination.

In addition, Mr. Zeidner agreed that, during the 24 months following termination of his employment, he will:

•

Not acquire, attempt to acquire, solicit, perform services (directly or indirectly) in any capacity for, or aid another in the acquisition or attempted acquisition of an interest in any business similar to that of ApothecaryRx or SDC Holdings in any city of a state in the United States where Graymark, ApothecaryRx, or SDC Holdings owns any interest in a sleep center or that is within 40 miles of a pharmacy owned by ApothecaryRx or sleep center location owned by SDC Holdings; or

•

Not solicit, induce, entice or attempt to entice (directly or indirectly) any employee, officer or director (except the executive officer’s personal secretary, if any), contractor, customer, vendor or subcontractor of ApothecaryRx or SDC Holdings or ours to terminate or breach any relationship with ApothecaryRx or SDC Holdings or us or any of our affiliates; or

•

Not solicit, induce, entice or attempt to entice any customer, vendor or subcontractor of ApothecaryRx or SDC Holdings or ours to cease doing business with SDC Holdings, ApothecaryRx or us or any of our affiliates.

Amended and Restated Employment Agreements

On April 6, 2012, we entered into Amended and Restated Employment Agreements with each of Stanton Nelson, our Chief Executive Officer, and Edward M. Carriero, Jr., our Chief Financial Officer. The material terms of the amended agreements are summarized below.

Amended and Restated Employment Agreement with Stanton Nelson.

The amended employment agreement with Mr. Nelson replaces his prior employment agreement that became effective on October 1, 2009. Under the terms of the amended agreement, Mr. Nelson will continue to serve as Chief Executive Officer of the Company. Mr. Nelson’s employment is “at will” and may be terminated at any time by Mr. Nelson or the Company, subject to the terms of the amended agreement. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Nelson is prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our business. Mr. Nelson will receive a base salary of $199,000, which may be increased in the discretion of the Compensation Committee of the Board of Directors of the Company. Mr. Nelson is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Nelson is entitled to four weeks paid vacation yearly. We have the right to terminate Mr. Nelson’s agreement without cause for any reason, and Mr. Nelson may terminate his employment for cause, in either case on at least 30-days advance notice. In the event of termination without cause by us or termination by Mr. Nelson for cause, Mr. Nelson shall be entitled to a payment equal to 18-months of his most recent base salary plus eligibility in health and certain other benefit plans for 18 months from termination.

In addition, Mr. Nelson agreed that, during the 24 months following termination of his employment, he will:

• Not acquire, attempt to acquire, solicit, perform services (directly or indirectly) in any capacity for, or aid another in the acquisition or attempted acquisition of an interest in any business involved in providing sleep disorder diagnostic services, sleep therapy or re-supply services in any city in the United States where the Company or any of its affiliates owns a sleep center, or that is within 40 miles of a sleep center location owned by the Company or any of its affiliates;

• Not solicit, induce, entice or attempt to entice (directly or indirectly) any employee, officer or director (except the executive officer’s personal secretary, if any), contractor, customer, vendor or subcontractor of the Company or any of its affiliates, or breach any relationship with the Company or any of its affiliates; and

• Not solicit, induce, entice or attempt to entice any customer, vendor or subcontractor of the Company or any of its affiliates to cease doing business with the Company or any of its affiliates.

Amended and Restated Employment Agreement with Edward Carriero, Jr.

The amended employment agreement with Mr. Carriero replaces his prior employment agreement entered into on October 7, 2010. Under the amended agreement, Mr. Carriero will continue to serve as our Chief Financial Officer. Mr. Carriero’s employment is “at will” and may be terminated at any time by Mr. Carriero or the Company, subject to the terms of the amended agreement. Mr. Carriero will receive a base salary of $200,000, which may be increased in the discretion of the Compensation Committee of the Board of Directors of the Company. Mr. Carriero is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Carriero is entitled to twenty days of paid vacation yearly. Upon termination of Mr. Carriero’s employment by us without cause or by him with good reason, Mr. Carriero shall be entitled to a payment equal to his most recent annual base salary plus eligibility in health and certain other benefit plans for 18 months from termination. In addition, Mr. Carriero agreed not to, directly or indirectly, seek to persuade any employee, contractor, customer, vendor or subcontractor of the Company, or any affiliated entity to discontinue, breach or terminate his or her employment, contract, or relationship with the Company, or such affiliated entity or to become employed or engaged in a business or activities likely to be competitive with the Company, or any affiliated entity, for a period of two years following his termination.

The foregoing summaries of the Amended and Restated Employment Agreements are qualified in their entirety by reference to the exhibits filed with the Company’s 10-K for the year ended December 31, 2011.

Termination Agreement with Former Executive Officer

On March 25, 2010, Mr. Harroz announced his resignation from Graymark effective June 30, 2010, and we entered into an agreement to amend his existing employment agreement and to specify certain terms of his resignation. Under the agreement, Mr. Harroz worked on a half-time basis for one-half his current base salary, or $125,000, from April 1, 2010 through June 30, 2010. In addition, the Board approved the accelerated vesting on 112,500 shares of restricted stock as of March 25, 2010, with 37,500 shares to be forfeited upon termination of employment on June 30, 2010. The Board also granted Mr. Harroz a bonus award of up to $140,000 payable upon successful completion by the Company of a Significant Transaction, as described above in the Summary Compensation Table.

Compensation of Directors

We do not compensate directors for serving on our Board of Directors or attending meetings of our Board of Directors or any of its committees. We do compensate our Chairman of the Board, Ms. Jamie Hopping, $10,000 per month for services provided in her capacity as Chairman. During 2011, we paid Ms. Hopping $60,000 for her service as Chairman from July 2011 through December 2011. In conjunction with appointing Ms. Hopping our Chairman, we awarded her options to purchase 175,000 shares of our common stock at an exercise price of $2.32. In addition, prior to being appointed Chairman, we paid her $31,745 for consulting services. It is anticipated that restricted stock grants and stock options will be granted to our directors on terms to be determined by our Board of Directors. We reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board of Directors. During 2011, each of our non-employee directors, other than Ms. Hopping received fully-vested stock awards covering 15,000 shares. The directors who serve as chairman of the audit committee and compensation committee, respectively, each received fully-vested stock awards covering 5,000 shares. All compensation received by our directors who are also executive officers is included in our Summary Compensation Table. See “Executive Compensation — Summary Compensation Table” for compensation received by directors who also served as an employee during 2011 or 2010.

Director Compensation Table

Name	Fees	Stock Awards	Option Awards	All Other Compensation	Total
Jamie Hopping	$60,000	$—	$44,560	$31,745	$136,305
Scott R. Mueller	$—	$22,000	$—	$—	$22,000
Steven L. List	$—	$22,000	$—	$—	$22,000
S. Edward Dakil, M.D.	$—	$16,500	$—	$—	$16,500
Joseph Harroz, Jr.	$—	$16,500	$—	$—	$16,500

Agreement with Jamie Hopping

In connection with the election of Jamie Hopping as Chairman of our Board of Directors, we entered into a Chairman of the Board Agreement with Ms. Hopping pursuant to which she is paid a fee of $10,000 per month for serving as Chairman of the Board and attending meetings of our Board. The Board approved, effective July 1, 2011, options to purchase up to 125,000 shares of the Company’s common stock that vest immediately, options to purchase up to 25,000 shares of the Company’s common stock that vest on January 1, 2012 and options to purchase up to 25,000 shares of the Company’s common stock that vest on July 1, 2012, each with an exercise price equal to $2.32 per share. In the event the Company’s common stock trades at or above $3.00 for at least 20 consecutive trading days, or upon a change of control, any unvested portion of these options will fully vest. We will also reimburse Ms. Hopping, along with our other independent directors, for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board.

Equity Compensation Plans

For the benefit of our employees, directors and consultants, we have adopted two stock option plans, the 2008 Long-Term Incentive Plan and the 2003 Stock Option Plan (the “Employee Plan”).

The 2008 Long-Term Incentive Plan. For the benefit of our employees, directors and consultants, we adopted the 2008 Long-Term Incentive Plan (the “Incentive Plan” or the “2008 Plan”). The Incentive Plan was established to create equity compensation incentives designed to motivate our directors and employees to put forth maximum effort toward our success and growth and enable our ability to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. The Incentive Plan provides for the grant of stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), restricted stock awards, performance units, performance bonuses and stock appreciation rights to our employees and the grant of nonqualified stock options, stock appreciation rights and restricted stock awards to non-employee directors, subject to the conditions of the Incentive Plan (“Incentive Awards”). The number of shares of common stock authorized and reserved for issuance under the Incentive Plan is 750,000.

For purposes of administration of the Incentive Plan, it is deemed to consist of three separate incentive plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. The Incentive Plan is designed to provide flexibility to meet our needs in a changing and competitive environment while minimizing dilution to our shareholders. We do not intend to use all incentive elements of the Incentive Plan at all times for each participant but will selectively grant the incentive awards and rights to achieve long-term goals.

The Incentive Plan became effective on October 29, 2008 and was approved and adopted by our Board of Directors on October 30, 2008 and by our shareholders on December 30, 2008. The Incentive Plan has a 10-year term, ending October 29, 2018, during which time incentive awards may be granted. The Incentive Plan will continue in effect until all matters relating to the payment of incentive awards and administration are settled.

The 2003 Employee Plan. The 2003 Employee Plan terminated on December 31, 2009. Prior to this time, the plan provided for the issuance of non-qualified stock options, non-qualified stock options with stock appreciation rights attached, incentive stock options and incentive stock options with stock appreciation rights attached. The number of shares of common stock authorized and reserved for issuance under the plan is 60,000. We have outstanding stock options exercisable for the purchase of 1,000 common stock shares at $15.00 per share, on or before September 30, 2012.

Our Board of Directors administers and interprets this plan (unless delegated to a committee) and has authority to grant incentive awards to all eligible participants and determine the types of incentive awards granted, and the terms, restrictions and conditions of the incentive awards at the time of grant.

The exercise price of options is determined by our Board of Directors, but can not be less than the fair market value of our common stock on the date of grant, where fair market value is equal to the last sale price, or if no sale has occurred, the mean between the closing high bid and low asked quotations on the principal securities exchange on which our shares are listed, on the date of grant. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof.

No options granted under the 2003 Employee Plan are exercisable within six months of the date of grant, nor more than 10 years after the date of grant, provided that the Board of Directors has the discretion to fix the period during which options are exercisable. Options qualifying as incentive stock options are exercisable only by an optionee during the period when actively employed by the Company or a subsidiary. However, in the event of death or disability of the optionee, the incentive stock options are exercisable for one year following death or disability, in the case of retirement of the employee, are exercisable for three months following such retirement. In any event options may not be exercised beyond the expiration date of the options. Options are not transferable except by will or by the laws of descent and distribution.

All outstanding options granted under the plan will become fully vested and exercisable, but limited to that number of shares of stock that can be acquired without causing the optionee to have an “excess parachute payment” as determined under Section 280G of the Code, immediately prior to our dissolution or liquidation, or any merger, consolidation or combination in which we are not the surviving corporation, provided that such change is not meant to merely change the identity, form or place of the Company.

Director Liability and Indemnification

As permitted by the provisions of the Oklahoma General Corporation Act, our Certificate of Incorporation (the “Certificate”) eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

•	for a breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

•

for liability arising under Section 1053 of the Oklahoma General Corporation Act (relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act); or

•	for any transaction from which the director derived an improper personal benefit.

In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit our rights or the rights of our shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Our Bylaws provide that we will indemnify our directors and officers. Under such provisions, any director or officer, who in his or her capacity as an officer or director, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest. The Bylaws further provide that this indemnification is not exclusive of any other rights that an officer or director may be entitled. Insofar as indemnification for liabilities arising under the Bylaws or otherwise may be permitted to our directors and officers, we have been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy and is, therefore, unenforceable.

Furthermore, we have entered into indemnity and contribution agreements with each of our directors and executive officers. Under these indemnification agreements we have agreed to pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount that he is or becomes legally obligated to pay because the:

•	indemnitee served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request; or

•

indemnitee was involved in any threatened, pending or completed action, suit or proceeding by us or in our right to procure a judgment in our favor by reason that the indemnitee served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request.

To be entitled to indemnification, indemnitee must have acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests. In addition, no indemnification is required if the indemnitee is determined to be liable to us unless the court in which the legal proceeding was brought determines that the indemnitee was entitled to indemnification. The costs and expenses covered by these agreements include expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement, attorneys’ fees and disbursements, judgments, fines, penalties and expenses of enforcement of the indemnification rights.

We maintain insurance to protect our directors and officers against liability asserted against them in their official capacities for events occurring after September 1, 2008. This insurance protection covers claims and any related defense costs based on alleged or actual securities law violations, other than intentional dishonest or fraudulent acts or omissions, or any willful violation of any statute, rule or law, or claims arising out of any improper profit, remuneration or advantage derived by an insured director or officer. In addition, the insurance protection covers non-indemnifiable losses on individual directors and officers. The coverage limits on these director and officer indemnity policies are in amounts that we believe to be reasonable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth as of December 31, 2011, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The equity compensation plans approved by our shareholders are our 2008 Long-Term Incentive Plan and 2003 Stock Option Plan. All stock options and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:
2008 Long-Term Incentive Plan	238,216	$1.98	142,992
2003 Stock Option Plan	1,000	$15.00	—
Equity compensation plans not approved by security holders:
Warrants issued to ViewTrade Financial and its assigns	25,068	$4.80	—
Options issued to directors	30,000	$15.00	—

Total	294,284	$1.73	142,992

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table presents certain information regarding the beneficial ownership of our common stock as of April 11, 2012, the Record Date, of (i) the only persons known by us to own beneficially more than 5% of our common stock; (ii) each of our current directors and executive officers; and (iii) all of our executive officers and directors as a group, together with their percentage holdings of the beneficially owned outstanding shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated in the applicable footnotes, subject to community property laws, where applicable. For purposes of the table, the number of shares and percent of ownership of outstanding common stock that the named person beneficially owns includes common stock shares that the named person has the right to acquire within 60 days following the Record Date (pursuant to exercise of stock options, warrants or conversion rights) and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

	Common Stock Beneficial Ownership(1)
Name (and Address) of Beneficial Owner	Shares Owned of Record	Rights to Acquire	Total Shares	Ownership Percent(2)
Special Situations Fund (4)	3,571,000	3,571,000	7,142,000	38.3%
Microcapital (9)	1,500,000	1,500,000	3,000,000	18.1%
Oliver Company Holdings, LLC(3)	2,188,284	431,035	2,619,319	16.9%
P. Mark Moore(6)	833,338	431,036	1,264,374	8.2%
TLW Securities LLC(5)	822,290	431,035	1,253,325	8.1%
Lewis P. Zeidner(8)	867,000	—	867,000	5.8%
Stanton Nelson(1)(7)	779,052	3,750	782,802	5.2%
Jamie Hopping (1)	—	175,000	175,000	1.1%
Joseph Harroz, Jr.(1)(7)	75,350	3,750	79,100	* %
Scott Mueller(1)(7)	53,546	3,750	57,296	* %
S. Edward Dakil, M.D.(1)(7)	48,393	3,750	52,143	* %
Steven L. List (1)(7)	30,000	—	30,000	* %
Grant A. Christianson(1)(7)	25,999	—	25,999	* %
Edward M. Carriero, Jr. (1)(7)	—	12,500	12,500	* %
Executive Officers and Directors as a group (8 individuals)	1,012,340	202,500	1,214,840	6.6%

*	Represents less than one percent (1%) of the outstanding shares of common stock.
(1)	The business address of such person is 204 North Robinson Avenue, Ste. 400, Oklahoma City, Oklahoma 73102.
(2)	Percentages are rounded to the nearest one-tenth of one percent, based upon 28,963,511 shares of common stock outstanding.
(3)	Includes (i) 50,000 shares held by Mr. Roy T. Oliver and (ii) 1,707,249 shares held by Oliver Company Holdings, LLC and 431,035 shares held by Valiant Investments, LLC. Mr. Oliver has voting and investment power over the shares held by Oliver Company Holdings, LLC and Valiant Investments, LLC, and therefore may be deemed to beneficially own such shares. Furthermore, William R. Oliver is the adult son of Roy T. Oliver. The business address of each of Oliver Company Holdings, LLC, Roy T. Oliver and William R. Oliver is 101 North Robinson, Ste. 900, Oklahoma City, Oklahoma 73102.
(4)	Based solely on a Schedule 13D filed June 24, 2011: Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”) share sole voting and investment power over 1,071,000 shares of Common Stock and 1,071,000 Warrants (not currently exercisable) owned by Special Situations Cayman Fund, L.P., 1,429,000 shares of Common Stock and 1,429,000 Warrants (not currently exercisable) owned by Special Situations Private Equity Fund, L.P. and 1,071,000 shares of Common Stock and 1,071,000 Warrants owned by Special Situations Life Sciences Fund, L.P. The Warrants described above may be exercised to the extent that the total number of shares of Common Stock then beneficially owned does not exceed 4.99% of the outstanding shares. The Holder may request an increase of up to 9.99% of the outstanding shares, effective on the 61st day after notice is given to the Company. The persons filing this report are Marxe and Greenhouse, who are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and Investment Adviser to Special Situations Cayman Fund, L.P. (“Cayman”). Marxe and Greenhouse are members of MG Advisers L.L.C. (“MG”), the general partner of Special Situations Private Equity Fund, L.P. (“SSPE”)and Marxe and Greenhouse are also members of LS Advisers L.L.C. (“LS”), the general partner of Special Situations Life Sciences Fund, L.P. (“SSLS”). AWM serves as the Investment Adviser to SSPE and SSLS. (Cayman, SSPE and SSLS will hereafter be referred to as, the “Funds”).The business address of each of Marxe, Greene, AEM and the Funds is 527 Madison Avenue, Suite 2600, New York, N.Y. 10022.
(5)	TLW Securities LLC is controlled by Tom Ward and each is deemed the beneficial owner of the shares of common stock. The business address of TLW Securities LLC and Tom Ward is PO Box 54525, Oklahoma City, Oklahoma 73154.
(6)	Based solely on a Schedule 13D filed September 5, 2011: MTV Investments, Limited Partnership has warrants exercisable for 131,459 shares of common stock, and Black Oak II, LLC has warrants exercisable for 299,577 shares of common stock, such warrants are exercisable on or after November 4, 2011 at an exercise price of $1.80 per share on a post-split basis. P. Mark Moore is deemed the beneficial owner of 1,264,374 shares of Common Stock. Each of Black Oak II, LLC, Black Oak Capital, LLC, Black Oak Holdings, LLC, Black Oak Partners, LLC and the R.W.M. Dynasty Trust I is deemed a beneficial owner of 880,331 shares of Common Stock. David Story is deemed the beneficial owner of 882,581 shares of Common Stock. P. Mark Moore possesses sole power to vote or direct the vote and sole power to dispose or direct the disposition of 1,264,374 shares of Common Stock, as described herein. Each of Black Oak II, LLC, Black Oak Capital, LLC, Black Oak Holdings, LLC, Black Oak Partners, LLC and the R.W.M. Dynasty Trust I possess sole power to vote or direct the vote and sole power to dispose or direct the disposition of 880,331 shares of Common Stock. David Story possesses sole power to vote or direct the vote and sole power to dispose or direct the disposition of 2,250 shares of common stock and shared power to vote or direct the vote and shared power to dispose or direct the disposition of 880,331 shares of Common Stock. The business address of each of Black Oak II, LLC, Black Oak Capital, LLC, Black Oak Holdings, LLC, Black Oak Partners, LLC, the R.W.M. Dynasty Trust I, David Story and P. Mark Moore is 101 North Robinson, Ste. 800, Oklahoma City, Oklahoma 73102.
(7)	The named person is an executive officer or a director or both.
(8)	The address of Mr. Zeidner is 5400 Union Terrace Lane, North Plymouth, Minnesota 55442.
(9)	The business address of Microcapital is 167 Old Post Road, Southport, CT 06890.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policies with respect to related party transaction are included in more general conflict of interest policies and practices set forth in our Code of Conduct.

Our Code of Conduct prohibits conflicts involving family members, ownership in outside businesses, and outside employment. Our directors, officers and employees and their family members are not permitted to own, directly or indirectly, a significant financial interest in any business enterprise that does or seeks to do business with, or is in competition with, us unless prior specific written approval has been granted by our Board of Directors. As a guide, “a significant financial interest” refers to an ownership interest of more than 1% of the outstanding securities or capital value of the business enterprise or that represents more than 5% of the total assets of the director, officer, employee or family member.

Our Nominating and Corporate Governance Committee is charged with reviewing conflicts of interests. If the matter cannot be resolved by the committee, our Board of Directors may take action, or in the case of a conflict among all or nearly all of the members of our Board of Directors, the matter may be brought to our shareholders.

Contained below is a description of transactions and proposed transactions we entered into with our officers, directors and shareholders that beneficially own more than 5% of our common stock during 2011 and 2010. These transactions will continue in effect and may result in conflicts of interest between us and these individuals. Although our officers and directors have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of us and our shareholders.

Office Space Lease. In March 2012, we executed a lease agreement with City Place, LLC (“City Place”) for our new corporate headquarters and offices. Under the lease agreement, we are required to make monthly lease payments of $17,970 plus additional payments for allocable basic expenses of City Place; the lease expires on March 31, 2017. As part of the lease agreement, we are responsible for all costs associated with preparing the space for occupancy (the “Improvement Costs”). During the term of the lease, City Place will reimburse us for the Improvement Costs by offsetting the monthly lease payment against the balance of the remaining Improvement Costs. As of March 31, 2012, we had incurred approximately $500,000 in Improvement Costs. Non-controlling interests in City Place are held by Roy T. Oliver, one of our greater than 5% shareholders and affiliates, and Mr. Stanton Nelson, our Chief Executive Officer.

Through March 2012, our corporate headquarters and offices were occupied under a month to month lease with Oklahoma Tower Realty Investors, LLC, requiring monthly rental payments of approximately $7,000. From April 2010 through November 2010, we paid a reduced monthly rental payment of $4,200 per month and prior to April 2010, the monthly rental payments were $10,300. Mr. Roy T. Oliver, one of the our greater than 5% shareholders and affiliates, controls Oklahoma Tower Realty Investors, LLC (“Oklahoma Tower”). During the years ended December 31, 2011 and 2010, we incurred approximately $84,000 and $75,000, respectively, in lease expense under the terms of the lease. Mr. Stanton Nelson, the Company’s chief executive officer, owns a non-controlling interest in Oklahoma Tower Realty Investors, LLC.

Cash Deposit Accounts and Borrowings. As of December 31, 2011 and 2010, we had approximately $4.3 million and $0.6 million on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of the Company’s greater than 5% shareholders and affiliates. In addition, we are obligated to Valliance Bank under certain sleep center capital notes totaling approximately $84,000 and $110,000 at December 31, 2011 and 2010, respectively. The interest rates on the notes are fixed at 6%. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, our chief executive officer and Mr. Joseph Harroz, Jr., one of our directors. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

Loan Agreement. On March 16, 2011, we executed a promissory note with Valiant Investments, LLC in the amount of $1,000,000. The interest rate on the note was 6% and the maturity date of the note was August 1, 2011. Valiant Investments, LLC is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. The promissory note is subordinate to our credit facility with Arvest Bank. In May 2011, the Valiant Note was converted to common stock in conjunction with a private placement stock offering. During 2011, we incurred approximately $5,000 in interest expense on the Valiant Note.

We believe that the transactions described above were on terms no less favorable to us than could have been obtained with unrelated third parties. All material future transactions between us and our officers, directors and 5% or greater shareholders will be on terms no less favorable than could be obtained from unrelated third parties and must be approved by a majority of our disinterested-independent members of our Board of Directors.

PROPOSAL TWO — AMENDED AND RESTATED GRAYMARK HEALTHCARE, INC. 2008 LONG-TERM

INCENTIVE PLAN

On March 30, 2012, our Board of Directors adopted the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “Amended 2008 Plan”), subject to the approval of our shareholders. The Amended 2008 Plan will become effective if approved by our shareholders.

Approval of an amendment and restatement of our 2008 Long-Term Incentive Plan to (i) increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 to 2,750,000 (there are currently 750,000 shares of common stock authorized and only 142,992 shares remain available), (ii) to increase sub-limits under the Amended 2008 Plan so that no individual can receive awards covering more than 1,000,000 shares of common stock in any year; (iii) allow grants to consultants to the Company; and (iv) clarify and revise certain other provisions as described herein.

The maximum number of shares of our common stock reserved for issuance under the Amended 2008 Plan is 2,750,000 shares of common stock. We expect that this number of shares will be used for equity awards over a period of more than one year. As of the close of our fiscal year, December 31, 2011, there was an aggregate of 750,000 shares of our common stock authorized for grant under the 2008 Plan and 142,992 share remain available for grant, not including the 630,000 shares of common stock subject to stock option awards granted to our chief executive officer and chief financial officer on March 30, 2012 pending shareholder approval of our Amended 2008 Plan and described below under “-New Plan Benefits”.

The purpose of the Amended 2008 Plan is to enable the Company to attract, retain and reward certain officers, employees and directors of, and consultants to, the Company and strengthen the mutuality of interests between such persons and the Company’s shareholders through the issuance of equity and cash awards. The Company firmly believes that such awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in the Company’s ability to attract and retain talented personnel.

Summary of the 2008 Plan

The following description of certain features of the Amended 2008 Plan is intended to be a summary only. This summary is qualified in its entirety by reference to the complete text of the Amended 2008 Plan. Shareholders are urged to read the actual text of the Amended 2008 Plan in its entirety which is set forth as Annex A to this Proxy Statement (proposed additions are shown as bold and double-underlined text and proposed deletions are shown as strike-throughs).

Plan Administration. For purposes of administration, the Amended 2008 Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan” which is limited to non-executive officers, an “Executive Officer Participant Plan” which is limited to executive officers and a “Non-Employee Director Participant Plan” which is limited to non-employee directors. Except for administration and the category of participants eligible to receive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. The Amended 2008 Plan may be administered, by the Compensation Committee, the Board or as otherwise delegated in accordance with the terms of the Amended 2008 Plan and such administrator shall be referred to as the Administrator.

The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2008 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

Eligibility and Limitations on Grants. Persons eligible to participate in the Amended 2008 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the Amended 2008 Plan will be to align the compensation for these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

The maximum award of stock options, stock awards, stock appreciation rights or performance units granted to any one individual will not exceed 1,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum award of a performance bonus to any individual shall not exceed $1,000,000 for any calendar year period.

Stock Options granted to employees and key persons. The Amended 2008 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Amended 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Options may be exercised in whole or in part with written notice to the Company’s delegate. The option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee based on the fair market value of the Common Stock on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Options granted to non-employee directors. The Administrator may grant non-qualified stock options to our non-employee directors and such grants may vary among individual non-employee directors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Unless otherwise determined by the Administrator, a stock option granted to our non-employee directors will be exercisable in full on the date of grant. The term of each option may not exceed ten years from the date of grant. Options may be exercised only by notice to the Company specifying the number of shares to be purchased.

Upon exercise of options, the option exercise price will be paid in the same manner as described above under “Stock Options granted to employees and key persons.”

Restricted Stock Awards. The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Performance Units. The Administrator may grant performance units to participants subject to such conditions and restrictions as the Administrator may determine. The conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. To the extent that performance goals are included for an award of performance units, the performance period shall be for a period of not less than one year. The award may be paid out in cash or in shares of common stock as determined in the sole discretion of the Administrator and subject to Board approval.

Performance Bonus Awards. The Administrator may grant performance bonus awards independent of, or in connection with, the granting of other awards under the Amended 2008 Plan. The Administrator, in its sole discretion, determines whether and to whom performance bonus awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, and such other conditions as the Administrator shall determine. Payment of a performance bonus may shall be made within 60 days of the Board’s certification that the performance target has been achieved unless the grantee has elected to defer payment pursuant to a non-qualified deferred compensation plan adopted by the Company. The award may be paid out in cash or in shares of common stock as determined in the sole discretion of the Administrator and subject to Board approval.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights independent of, or in connection with, the grant of options under the Amended 2008 Plan. The amount payable with respect to each stock appreciation right shall be equal to the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation right. Payment shall be made in shares of common stock having a value equal to the closing sale price on the exercise date, or in cash, as established in the stock appreciation right award agreement.

Cash-based Awards. The Administrator may grant cash-based awards under the Amended 2008 Plan. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines.

Change of Control. The Administrator may provide in the award agreement relating to any award that such award may be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control, as defined in the Amended 2008 Plan.

Tax Withholding. Participants in the Amended 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due grantee, including the right to reduce the number of shares of Common Stock otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the Amended 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the Amended 2008 Plan, materially modify the eligibility requirements for participation in the Amended 2008 Plan or materially increase the benefits to participants provided by the Amended 2008 Plan.

Effective Date of 2008 Plan

The Board originally adopted the 2008 Plan on October 29, 2008 and approved the Amended 2008 Plan on March 30, 2011, and the Amended 2008 Plan will become effective when and if approved by shareholders. Awards of incentive options may be granted under the Amended 2008 Plan until ten years after Board approval of the original plan on October 29, 2008. If the Amended 2008 Plan is not approved by shareholders the 2008 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with their terms.

New Plan Benefits

On March 30, 2012, the Compensation Committee of the Board of Directors granted Mr. Nelson, our Chief Executive Officer and Mr. Carriero, our Chief Financial Officer, grants of non-qualified stock options covering 330,000 shares and 300,000 shares, respectively. Such stock option awards are subject to vesting upon the achievement of certain performance awards, or for a portion of such awards, the continued employment of such executive. In addition, the Compensation Committee awarded cash bonuses to each of Mr. Nelson and Mr. Carriero with the target and maximum cash bonuses of $100,000 and $125,000, respectively, for Mr. Nelson and $45,000 and $56,250, respectively, for Mr. Carriero. Except as set forth above, the benefits or amounts that may be received by, or allocated to, the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executives, all executives as a group, non-executive directors as a group, and non-executive officer employees as a group are granted on a discretionary basis and, as such, are not determinable as awards under the Amended 2008 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2008 Plan. It does not describe all federal tax consequences under the 2008 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

Non-Qualified Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Non-Qualified Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Units and Performance Bonus Awards. A participant generally will recognize no income upon the grant of a performance unit or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Non-Qualified Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash-Based Awards. A participant generally will recognize no income upon the grant of a cash-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, our deduction for certain awards under the Amended 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than our Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended 2008 Plan is structured to allow certain grants to qualify as performance-based compensation.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the Amended 2008 Plan. We will vote your proxy accordingly unless you specify a contrary choice.

PROPOSAL THREE — APPROVAL OF THE PERFORMANCE-BASED COMPENSATION

MEASURES USED UNDER THE AMENDED AND RESTATED GRAYMARK HEALTHCARE, INC. 2008

LONG-TERM INCENTIVE PLAN, AS REQUIRED BY SECTION 162(M) OF THE INTERNAL

REVENUE CODE

At the Annual Meeting, the shareholders will be asked to approve the performance-based compensation measures under our Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan. We refer to this plan as the Amended 2008 Plan in this proxy statement. Shareholder approval of the performance-based compensation measures under the Amended 2008 Plan is required every five years in order to qualify the Amended 2008 Plan under Section 162(m) of Internal Revenue Code, or the Code, thereby allowing us to deduct for federal income tax purposes certain compensation paid under the Amended 2008 Plan. Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to certain officers who constitute “covered employees” under the rule. Compensation that qualifies as “performance-based” compensation is, however, exempt from the $1 million deductibility limitation. If shareholders do not approve the performance-based compensation measures, we will not be able to grant awards that are intended to be performance-based compensation under Section 162(m) of the Code. If that happens, we may not be entitled to a tax deduction for some or all of the equity incentive awards provided to our chief executive officer and our other most highly compensated executive officers.

Our Board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within the company. Our Board expects that the Amended 2008 Plan will continue to be an important factor in attracting, retaining and rewarding the high-caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

A summary of the principal features of the Amended 2008 Plan is included above in connection with proposal three and is incorporated herein by reference.

Under our Amended 2008 Plan, our performance-based compensation measures are called “Performance Criteria” which means the criteria that the Compensation Committee selects for purposes of establishing the performance goals for an individual for a particular performance period selected by the Compensation Committee (provided such period shall not be less than 12 months). The Performance Criteria (which shall be applicable to the organizational level specified by the Compensation Committee, including, but not limited to, the Company or a unit, division, group, or subsidiary of the Company) that will be used to establish performance goals shall be based on the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Common Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Compensation Committee will establish one or more performance goals applicable to the award. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Compensation Committee will certify the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the performance-based compensation measures used under the amended and restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, as required by Section 162(m) of the Internal Revenue Code. We will vote your proxy accordingly unless you specify a contrary choice.

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Eide Bailly LLP as our independent registered public accounting firm for the year ending December 31, 2011. Eide Bailly LLP has been our independent registered public accounting firm since August 1, 2008. A proposal will be presented at the Annual Meeting asking you and our other shareholders to ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm. If our shareholders do not ratify the appointment of Eide Bailly, our Board will reconsider the appointment.

A representative of Eide Bailly LLP is not expected to be present at the Annual Meeting.

Audit Fees

Also, there was no occurrence of a reportable event under Item 304 of Regulation S-K respecting the years ended December 31, 2011 and 2010.

Audit Fees. Total audit fees for 2011 and 2010 were approximately $205,000 and $281,000, respectively. The aggregate audit fees included fees billed for the audit of our annual financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q and other public filings.

Audit-Related Fees. In conjunction with due diligence and preliminary audit work related to potential acquisitions that were not realized, we incurred approximately $5,000 and $185,000 in fees in 2011 and 2010, respectively. In conjunction with registration statements files and review of SEC comment letters and other services, we incurred approximately $6,000 in fees in 2010.

Tax Fees. In 2011 and 2010, we had aggregate tax fee bills of $103,000 and $138,000, respectively.

All Other Fees. In 2010, we incurred fees of approximately $5,000 related to the disposition of substantially all the assets of ApothecaryRx, LLC, and $15,000 in fees related to the valuation of intangible assets.

In reliance on the review and discussions referred to above, our Audit Committee and Board of Directors approved the audited financial statements for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee Pre-Approval Procedures. Rules and regulations of the Securities and Exchange Commission implemented in accordance with the requirements of Sarbanes-Oxley Act of 2002 require audit committees of companies reporting under and pursuant to the Securities Exchange Act of 1934 to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. During a year circumstances may arise that require engagement of the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we obtain the specific pre-approval of our Audit Committee before engaging our independent public accountants. The procedures require our Audit Committee to be informed of each service, and the procedures do not include any delegation of our Audit Committee’s responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom this authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

For 2011, all of the audit-related fees, tax fees and all other fees were pre-approved by our Audit Committee or the Chairman of the Audit committee pursuant to delegated authority.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Eide Bailly LLP as our independent registered accounting firm for the year ending December 31, 2012. We will vote your proxy accordingly unless you specify a contrary choice.

OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

Our Board of Directors knows of no business that will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

We must receive any proposal by a shareholder of Graymark intended to be presented at the 2013 Annual Meeting of Shareholder at its principal executive office not later than December 19, 2012 in accordance with Rule 14a-8 issued under the Exchange Act for inclusion in Graymark’s proxy statement and form of proxy relating to that meeting.

If a stockholder who wishes to present a proposal at the 2013 Annual Meeting of Shareholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by March 4, 2013 and such proposal is brought before the 2013 Annual Meeting of Shareholders , then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2013 Annual Meeting of Shareholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Any proposal intended to be presented at the 2013 Annual Meeting of Shareholders must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Graymark, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested or other means, including electronic means that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying Proxy. These expenses include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Our directors or employees may solicit Proxies by mail, telephone, and personal interview or by other means without additional compensation, other than reimbursement for their related out-of-pocket expenses. We may, if appropriate, retain any independent proxy solicitation firm to assist us in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses which such fees would be expected to be approximately $7,500, plus expenses.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•

If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 204 North Robinson, Suite 400, Oklahoma City, Oklahoma 73102, to inform us of their request; or

•	If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov . We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Graymark Healthcare, Inc. at 204 North Robinson, Suite 400, Oklahoma City, Oklahoma 73102, telephone: (405) 601-5300. To obtain timely delivery, any information must be requested no later than five business days before the Annual Meeting.

Your cooperation in giving these matters your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark R. Kidd

Secretary

April 18, 2012

A copy of our Annual Report, which includes our Form 10-K (without exhibits) for the fiscal year ended December 31, 2011, accompanies this Proxy Statement.

Annex A

~~GRAYMARK HEALTHCARE, INC.~~

~~2008 LONG-TERM INCENTIVE PLAN~~Amended and Restated

Graymark Healthcare, Inc.

2008 Long-Term Incentive Plan1

ARTICLE I

PURPOSE

SECTION 1.1 Purpose. This 2008 Long-Term Incentive Plan (the “Plan”) is established by Graymark Healthcare, Inc. (the “Company”) to create incentives that are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Performance Units, Performance Bonuses and Stock Appreciation Rights to ~~Eligible Employees and the grant of Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock Awards to Eligible Directors~~eligible Participants, subject to the conditions set forth in the Plan and the applicable Award Agreement. The Plan is designed to provide flexibility to meet the needs of the Company in a changing and competitive environment while minimizing dilution to the Company’s shareholders. The Company does not intend to use all incentive vehicles at all times for each Participant but will be selective in the granting of Awards.

SECTION 1.2 Establishment. The Plan is effective as of October 29, 2008, and shall be effective for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

The Plan shall be approved by the holders of at least a majority of the voting power of outstanding shares of Common Stock, par value $0.0001 per share, present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending approval by the Company’s shareholders, Awards under the Plan may be granted, but no Incentive Stock Option Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under the Plan for a total of ~~3,000,000~~2,750,000 shares of Common Stock. Provided further, that a maximum of 1,000,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to adjustment pursuant to Article X. The number of shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares to satisfy the requirements of the Plan.

[1]

The Company effected a 1-for-4 reverse stock split on June 3, 2011. The share numbers reflected in this Plan, prior to its Amendment and Restatement as proposed herein, do not reflect any adjustment for the June 2011 reverse stock split.

ARTICLE II

DEFINITIONS

SECTION 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

SECTION 2.2 “Affiliated Entity” means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Unit, Performance Bonus, Cash-Based Awards or Stock Appreciation Right granted under the Plan to an ~~Eligible Employee~~eligible Participant by the Committee or ~~any Nonqualified Stock Option, Stock Appreciation Right or Restricted Stock Award granted under the Plan to an Eligible Director by~~ the Board, as applicable, pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

SECTION 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.5 “Board” means the Board of Directors of the Company.

SECTION 2.6 “Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

SECTION 2.7 “Change of Control” shall mean:

(a) The date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock during a twelve-month period that, together with stock held by such person or group, constitutes more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition of additional stock by a person or group already considered to own more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

(b) The date a majority of the individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) are replaced during any 12-month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) The date any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company other than one or more persons appointed by the Board to act as the proxies for one or more shareholders of the Company; provided, however, that any acquisition of additional control by a person or group already considered to have caused a Change of Control under this subsection will not be considered to cause a Change of Control under either this subsection or subsection (a) above.

(d) The date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the assets of the Company, unless such assets are transferred to:

(i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) An entity, more than 50% of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii) A person, or more than one person acting as a group, that owns, directly or indirectly, more than 50% of the total value or voting power of all the outstanding stock of the Company; or

(iv) An entity, more than 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 2.6(d)(iii) herein.

For purposes of subsection (d) and except as otherwise provided in paragraph (i), a person’s status is determined immediately after the transfer of the assets.

SECTION ~~2.7~~ 2.8 “Closing Sale Price” means the closing sale price of the Common Stock (i) as reported by the New York Stock Exchange, American Stock Exchange or another established stock exchange, NASDAQ Global Market, NASDAQ Capital Market, or OTC Bulletin Board, whichever shall be applicable, on the day for which such closing sale price is to be determined, or, if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock, or (ii) the average of the closing highest reported bid and lowest reported ask price as quoted in the “pink sheets” published by the National Daily Quotation Bureau on the day for which such value is to be determined, or (iii) during any such time as the Common Stock closing sale price cannot be determined pursuant to (i) or (ii) above, the value as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser. In the event the Common Stock shall be listed, quoted or reported on more than one of the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, OTC Bulletin Board or the “pink sheets,” whichever of those shall have the greatest volume of sales of the Common Stock during the preceding ten “trading days” shall be utilized for determining Closing Sale Price of the Common Stock.

SECTION ~~2.8~~ 2.9 “Code” means the Internal Revenue Code of 1986, as amended, as may be amended from time to time and the applicable Treasury Regulations promulgated thereunder.

SECTION ~~2.9~~ 2.10 “Committee” shall have the meaning set forth in Section 3.1.

SECTION ~~2.10~~ 2.11 “Common Stock” means the common stock, par value $0.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

SECTION ~~2.11~~ 2.12 “Compensation Committee” means (i) the Compensation Committee chartered and appointed by the Board, provided that, it is within the discretion of the full Board to assume the role of the Compensation Committee and exercise any of the authority or power granted to the Compensation Committee in the Plan, (ii) or a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two directors who are not employees of the Company or any Subsidiary and are independent.

SECTION ~~2.12~~ 2.13 “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

SECTION 2.14 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or the Board, or such later date as may be specified by the Committee or the Board in such authorization.

SECTION ~~2.13~~ 2.15 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee (or the Board).

SECTION ~~2.14~~ 2.16 “Eligible Director” means any member of the Board who is not an employee of the Company or any Subsidiary.

SECTION ~~2.15~~ 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

SECTION ~~2.16~~ 2.18 “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

SECTION ~~2.17~~ 2.19 “Fair Market Value” means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or American Stock Exchange, the closing sale price of the Common Stock as reported by that stock exchange on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any that stock exchange that day, on the next preceding day on which there was a sale of the Common Stock, or (B) during such time as the Common Stock is listed on the NASDAQ Global Market or NASDAQ Capital Market, the average of the closing sale price of the Common Stock as reported by NASDAQ Global Market or NASDAQ Capital Market for the ten Trading Days preceding the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock, or (C) during such time as the Common Stock is listed upon an established stock exchange, other than the New York Stock Exchange and American Stock Exchange, during such time as the Common Stock is quoted on such stock exchange, the average of the closing sale price of the Common Stock as reported and quoted on such stock exchange for the ten Trading Days preceding the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any that stock exchange that day, on the next preceding day on which there was a sale of the Common Stock, or (D) during such time as the Common Stock is quoted on the OTC Bulletin Board, the average of the closing sale price of the Common Stock as reported and quoted on the OTC Bulletin Board for the ten Trading Days preceding the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock, or (E) during any such time as the Common Stock is not listed upon an established stock exchange, the NASDAQ Global Market or NASDAQ Capital Market or OTC Bulletin Board, the average of the closing highest reported bid and lowest reported ask price as quoted in the “pink sheets” published by the National Daily Quotation Bureau for the ten Trading Days preceding the day for which such value is to be determined, or (F) during any such time as the Common Stock cannot be valued pursuant to (A), (B), (C), (D) or (E) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser. In the event the Common Stock shall be listed, quoted or reported on more than one of the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, OTC Bulletin Board or the “pink sheets,” whichever of those shall have the greatest volume of sales of the Common Stock during the preceding ten “trading days” shall be utilized for determining Fair Market Value of the Common Stock.

SECTION ~~2.18~~ 2.20 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

SECTION ~~2.19~~ 2.21 “Mature Common Stock Shares” Common Stock that has been held by the Participant for not less than six months and during such period has not been subject to any type of forfeiture or restriction on transfer (other than restrictions under applicable securities laws) on the applicable date of delivery to the Company in payment, in whole or in part, of an exercise price of an Award.

SECTION ~~2.20~~ 2.22 “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

SECTION ~~2.21~~ 2.23 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION ~~2.22~~ 2.24 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION ~~2.23~~ 2.25 “Participant” means an Eligible Employee of the Company, a Subsidiary, or an Affiliated Entity ~~to whom an Award has been granted by the Committee or~~, an Eligible Director or other key persons including prospective employees or consultants to the Company, a Subsidiary or an Affiliated Entity, in each case to whom an Award has been granted ~~by the Board~~ under the Plan.

SECTION ~~2.24~~ 2.26 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article VIII of the Plan.

SECTION ~~2.25 “Performance Units” means those monetary units that may be granted to Eligible Employees pursuant to Article VII hereof.~~ 2.27 “Performance Criteria” means the criteria that the Compensation Committee selects for purposes of establishing the performance goals for an individual for a particular performance period selected by the Compensation Committee (provided such period shall not be less than 12 months). The Performance Criteria (which shall be applicable to the organizational level specified by the Compensation Committee, including, but not limited to, the Company or a unit, division, group, or subsidiary of the Company) that will be used to establish performance goals shall be based on the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Common Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

SECTION 2.28 “Performance Units” means those monetary units that may be granted to Eligible Employees pursuant to Article VII hereof.

SECTION ~~2.26~~ 2.29 “Plan” means Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan.

SECTION ~~2.27~~ 2.30 “Regular Award Committee” means a committee comprised of the individual who is the Company’s chief executive officer and such additional members, if any, as shall be appointed by the Compensation Committee.

SECTION ~~2.28~~ 2.31 “Restricted Stock Award” means an Award granted to an eligible Participant under Article VI of the Plan.

SECTION ~~2.29~~ 2.32 “Secretary” means the corporate secretary of the Company duly elected by the Board.

SECTION 2.33 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

SECTION ~~2.31~~2.34 “Trading Day” means any day that securities are traded and reported on the New York Stock Exchange.

ARTICLE III

ADMINISTRATION

SECTION 3.1 Administration of the Plan by the Committee. For purposes of administration, the Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan” which is limited to Non-Executive Officer Participants, an “Executive Officer Participant Plan” which is limited to Executive Officer Participants and a “Non-Employee Director Participant Plan” which is limited to Eligible Directors. Except for administration and the category of Eligible Employees eligible to receive Awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of Nonqualified Stock Options and Restricted Stock Awards.

The Non-Executive Officer Participant Plan shall be administered by the Compensation Committee. The Compensation Committee may, at its discretion, delegate authority to the Regular Award Committee to administer the Non-Executive Officer Participant Plan to the extent permitted by applicable law, rule or regulation. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan shall be administered by the Compensation Committee. With respect to the Non-Executive Officer Participant Plan and to decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term “Committee” shall mean the Compensation Committee, and refer to the Regular Award Committee as authorized by the Compensation Committee; and with respect to the Executive Officer Participant Plan and to decisions relating to the Executive Officer Participants, including the granting of Awards, the term “Committee” shall mean only the Compensation Committee.

Unless otherwise provided in the by-laws of the Company or the resolutions and charter adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled in accordance with the Committee’s charter or in the absence of such provision by the Board or, with respect to the Regular Award Committee, by the Compensation Committee. The Regular Award Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Regular Award Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Regular Award Committee shall be the valid acts of the Regular Award Committee.

Subject to the provisions of the Plan and approval by the Board, the Committee shall be authorized to:

(a) Select ~~Eligible Employees~~eligible Participants to participate in the Plan;

(b) Determine the time or times when Awards will be made;

(c) Determine the form of an Award, whether an Option, Restricted Stock Award, Performance Unit, Performance Bonus or Stock Appreciation Right, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;

(d) Determine whether Awards will be granted singly or in combination;

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award;

(f) Determine whether and to what extent an Award may be deferred, either automatically or at the election of the Participant or the Committee; and

(g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Stock Appreciation Rights or shares of Restricted Stock awarded to Eligible Directors selected for participation. The Compensation Committee shall administer all other aspects of the Awards made to Eligible Directors.

SECTION 3.3 Compensation Committee to Make Rules and Interpret Plan. The Compensation Committee, subject to Board approval, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

SECTION 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made thereunder to qualify for the exception from Section 162(m) of the Code and the applicable Treasury Regulations for “qualified performance based compensation.” Accordingly, the Compensation Committee shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made thereunder to satisfy the requirements of Section 162(m) of the Code and the applicable Treasury Regulations.

ARTICLE IV

GRANT OF AWARDS

SECTION 4.1 Grant of Awards. Awards granted under the Plan shall be subject to the following conditions:

(a) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options or Stock Appreciation Rights to any Eligible Employee in any calendar year may not exceed ~~500,000.~~1,000,000.

(b) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and Performance Unit Awards to any Eligible Employee in any calendar year may not exceed ~~250,000.~~1,000,000.

(c) The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $~~500,000.~~1,000,000.

(d) Any shares of Common Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation or otherwise, (ii) are used or withheld to pay an Award’s exercise price or withholding taxes, or (iii) are exchanged in the Committee’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(e) Common Stock delivered by the Company in payment of an Award authorized under Articles V, VI and IX of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(f) The Compensation Committee shall, in its sole discretion, determine the manner in which fractional shares arising under the Plan shall be treated.

(g) The Compensation Committee shall from time to time establish guidelines for the Regular Award Committee regarding the grant of Awards to ~~Eligible Employees~~Non-Executive Officer Participants.

(h) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(i) Without the prior written consent of the Participant, the Committee shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of increasing the exercise price of an Option or otherwise adversely affecting the Participant’s Award to the detriment of the Participant.

(j) Eligible Directors may only be granted Nonqualified Stock Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

(k) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options or Stock Appreciation Rights to any individual Eligible Director in any calendar year may not exceed ~~100,000.~~1,000,000.

(l) Subject to Article X, in no event shall more than ~~75,000~~1,000,000 shares of Restricted Stock be awarded to any individual Eligible Director in any calendar year.

(m) The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

SECTION 5.1 Grant of Options. The Committee or the Board, as applicable, may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may determine (subject to Board approval), grant Options to eligible Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee and Board may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee, subject to the Board’s approval, at the Date of Grant; provided, however, that no Option shall be granted at an exercise price that is less than the Closing Sale Price of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering Mature Common Stock Shares having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Company’s Audit Committee; or (iii) a combination of the foregoing as determined by the Committee and as approved by the Board. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided in the Award Agreement. Exercise of an Option shall be by notice to the Company’s Corporate Secretary of such exercise stating the election to exercise in the form and manner determined by the Committee. Each share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid and non-assessable at the time of exercise and payment of the exercise price in full.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee and the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or providing services to the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any eligible Participant. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to an Eligible Director. Each Restricted Stock Award may be evidenced in such manner as the Committee and Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Each Restricted Stock Award may require the holder to remain in the employment of or providing services to the Company, a Subsidiary, or an Affiliated Entity, or continue to serve as an Eligible Director for a prescribed period (a “Restriction Period”). The Committee and Board shall determine the Restriction Period or Periods, if any, that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Committee and Board, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of operational, financial or stock performance criteria more specifically listed in Exhibit A attached, as established by the Committee and Board. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee and Board shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee and Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as the Committee and Board may deem advisable including, without limitation, restrictions under applicable feceral or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Shareholders. During any Restriction Period, the Committee and Board may, in their discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including without limitation the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability, vesting and forfeiture as the shares of Restricted Stock with respect to which the dividends or other distributions are paid.

ARTICLE VII

PERFORMANCE UNITS

SECTION 7.1 Grant of Awards. The Compensation Committee, subject to Board approval, may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and Eligible Employee, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 7.2.

SECTION 7.2 Conditions of Awards. Each Award of Performance Units shall be subject to the terms and conditions established by the Compensation Committee and approved by the Board. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity; (ii) conditions under which the Performance Units may be subject to forfeiture; (iii) the achievement by the Company of specified performance criteria; and (iv) non-compete and protection of business matters. The performance targets established for each Award shall be for a period of no less than a year based upon some or all of the ~~performance criteria listed in Exhibit A attached. The~~Performance Criteria. Committee and Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee, subject to Board approval.

ARTICLE VIII

PERFORMANCE BONUS

SECTION 8.1 Grant of Performance Bonus. The Compensation Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Compensation Committee, subject to Board approval, will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of ~~the~~ established performance ~~target.~~goals that relate to one or more of the Performance Criteria. The Compensation Committee, subject to Board approval, shall select the applicable performance ~~target~~goals for each period in which a ~~performance bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.~~ Performance Bonus is awarded and shall define in an objective fashion the manner of calculating the performance criteria it selects to use for the particular performance period. Depending on the Performance Criteria used to establish the performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Compensation Committee, in its discretion, may adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Compensation Committee may not exercise such discretion in a manner that would increase the Performance Bonus granted to a Covered Employee.

SECTION 8.2 Payment of Performance Bonus. In order for a Participant to be entitled to payment of a Performance Bonus, the applicable performance target must first be obtained. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Committee and the Board.

ARTICLE IX

STOCK APPRECIATION RIGHTS

SECTION 9.1 Grant of SARs. The Committee, subject to Board and the Company’s Audit Committee prior approval, may from time to time, subject to the provisions of the Plan and subject to other terms and conditions as the Committee, Board and the Company’s Audit Committee may determine, grant a Stock Appreciation Right (“SAR”) to any Eligible Employee or Eligible Director. Any SAR granted under this Article IX shall be deemed to be an “Award” under the Plan as such term is defined in Section 2.3. SARs may be granted as an independent Award separate from an Option or granted in tandem with an Option, subject to the limitations of Section 9.3. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee and Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Closing Sale Price of a share of Common Stock on the Date of Grant of the SAR.

SECTION 9.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock each share having a value equal to based Closing Sale Price on the exercise date or cash as established by the Committee in the Award Agreement.

SECTION 9.3 Tandem Awards. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem award is automatically terminated. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code.

ARTICLE X

CASH-BASED AWARDS

SECTION 10.1 Grant of Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

ARTICLE XI

STOCK ADJUSTMENTS

~~SECTION 10.1~~ SECTION 11.1 Stock Adjustments. In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article ~~X~~XI and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article ~~X~~XI which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

ARTICLE XII

GENERAL

SECTION ~~11.1~~ 12.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article ~~X~~XI), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION ~~11.2~~ 12.2 Termination of Employment; Termination of Service. If a Participant’s employment with the Company, a Subsidiary, or an Affiliated Entity terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides otherwise. The Compensation Committee, subject to approval by the Board, shall (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Awards, or providing for the exercise of any unexercised Awards in the event of a Participant’s death, disability, retirement, or termination for an approved reason.

In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Eligible Director shall have the remaining term following the date he ceases to be a director to exercise any Nonqualified Stock Options or Stock Appreciation Rights that are otherwise exercisable on his or her date of termination of service.

SECTION ~~11.3~~ 12.3 Transferability of Awards. The Award may be exercised during the lifetime of the Participant only by the Participant. More particularly (but without limiting the generality of the foregoing), the Award shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assigned by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge hypothecation, or other disposition of the award contrary to the provisions hereof, shall be null and void and without effect. However, in the event of a Participant’s death, the Award may be transferred in accordance with the provisions of a Participant’s will, the applicable laws of descent and distribution or, with respect to Awards other than Incentive Stock Options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of the Plan and the applicable Award Agreement. Notwithstanding the foregoing, subject to the prior written approval of the Board, a Participant may transfer and assign Nonqualified Stock Options, Restrictive Stock Awards, Performance Units (unless consisting in part of Incentive Stock Options), Performance Bonuses (unless consisting in part of Incentive Stock Options) and Stock Appreciation Rights (unless consisting in part of Incentive Stock Options) (i) to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of Participant, include adoptive relationships or (ii) an individual retirement account maintained for the benefit of the Participant.

SECTION ~~11.4~~ 12.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment or share deliver under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or share deliver, or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment or share deliver. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock each share having a value equal to the Closing Sale Price on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock each share having a value equal to the Closing Sale Price on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Company’s Audit Committee.

SECTION ~~11.5~~ 12.5 Change of Control. Notwithstanding any other provision in the Plan to the contrary, Awards granted under the Plan to any ~~Eligible Employee or Eligible Director~~eligible Participant may, in the discretion of the Committee, provide in the Award Agreement that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control.

SECTION ~~11.6~~ 12.6 Amendments to Awards. Subject to the limitations of Article IV, the Committee and Board may at any time unilaterally amend the terms of any Award Agreement, whether or not then exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION ~~11.7~~ 12.7 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards. Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under the Plan prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c) the completion of any registration or other qualification of such shares under any state or federal law, regulation or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION ~~11.8~~ 12.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of the Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION ~~11.9~~ 12.9 Beneficiary Designation. In the event of the death of a Participant, the portion of the Participant’s Award with respect to which vesting dates have occurred shall be paid to the then surviving beneficiary designated by the Participant, and if there is no beneficiary then surviving or designated, then such benefits will automatically be paid to the estate of the Participant.

SECTION ~~11.10~~ 12.10 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION ~~11.11~~ 12.11 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION ~~11.12~~ 12.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded or preempted by applicable federal law.

SECTION ~~11.13~~ 12.13 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION ~~11.14~~ 12.14 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover from the Participant the shares or any gain or profit attributable to those shares under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the applicable Participant, holder or beneficiary.

SECTION ~~11.15~~ 12.15 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

~~EXHIBIT A~~

~~Graymark Healthcare, Inc.~~

~~2008 Long-Term Incentive Plan~~

~~Performance Criteria~~

•	~~Earnings (Net income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Earnings per share)~~

•	~~Cash flow~~

•	~~Operating income~~

•	~~Debt to equity ratio~~

•	~~Debt to cash flow~~

•	~~Debt to EBITDA~~

•	~~EBITDA to Interest~~

•	~~Return on Assets~~

•	~~Return on Equity~~

•	~~Return on Invested Capital~~

•	~~Profit returns/margins~~

•	~~Stock price appreciation~~

•	~~Total shareholder return~~

•	~~Relative stock price performance~~

Graymark Healthcare

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2012.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors*:

Proposal	For	Against	Abstain
2. To approve the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan. A vote "FOR" will represent a vote for approval of the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan.	☐	☐	☐
3. To approve the performance based compensation measures used under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, as required by section 162(m) of the Internal Revenue Code. A vote "FOR" will represent a vote for approval of the performance based compensation measures used under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012. A vote "FOR" will represent a vote for such ratification and appointment.	☐	☐	☐
5. To approve other business that properly comes before the Annual Meeting or any adjournment or postponement. A vote "FOR" will represent a vote for approval of the business presented.	☐	☐	☐

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote your proxy. ADD 3 ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 1:00 Proxies a.m. submitted , Central Time, by the on Internet May 14, or 2012. telephone must be received by ADD 6 Vote by Internet Go to www.investorvote.com/GRMH Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors*: For Withhold For Withhold For Withhold + 01 - Jamie E. Hopping 02 - Stanton Nelson 03 - S. Edward Dakil, M.D. 04 - Scott R. Mueller 05 - Steven L. List 06 - Joseph Harroz, Jr. * To elect each for a term ending in 2013 and until each of their respective successors shall have been duly elected and qualified. For Against Abstain For Against Abstain 2. To Inc. approve 2008 Long-Term the Amended Incentive and Restated Plan. A vote Graymark “FOR” Healthcare, will 3. To used approve under the the performance Amended and based Restated compensation Graymark measures Healthcare, Graymark represent a Healthcare, vote for approval Inc. 2008 of the Long-Term Amended Incentive and Restated Plan. Inc. 162(m) 2008 of Long-Term the Internal Incentive Revenue Plan, Code. as A required vote “FOR” by section will represent compensation a vote measures for approval used of under the performance the Amended based and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan. 4. To independent ratify the appointment registered public of Eide accounting Bailly LLP firm as for the the Company’s year 5. To Annual approve Meeting other or business any adjournment that properly or postponement. comes before A the ending for such December ratification 31, and 2012. appointment. A vote “FOR” will represent a vote vote business “FOR” presented. will represent a vote for approval of the B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below full Please title sign as such. exactly If a as corporation, the name appears please sign hereon. in full When corporate shares name are by held president by joint tenants, or other authorized both should officer. sign. When If a partnership, signing as please attorney, sign as in executor, partnership administrator, name by authorized trustee or guardian, person. please give Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Annual Report on Form 10-K and Proxy Statement are available at: www.edocumentview.com/GRMH 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — GRAYMARK HEALTHCARE, INC. + 204 N. Robinson, Suite 400 Oklahoma City, Oklahoma 73102 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRAYMARK HEALTHCARE, INC. The undersigned hereby acknowledges receipt of the official Notice of Annual Meeting, dated April 18, 2012, and hereby appoints each of Stanton Nelson and Mark R. Kidd as Proxy, with the power to appoint his substitute, and hereby appoints and authorizes him to represent and vote as designated herein, all the shares of Common Stock, $0.0001 par value, of Graymark Healthcare, Inc. (the “Company”) held of record by the undersigned on April 11, 2012 at the annual meeting of shareholders to be held at 11:30 a.m. on May 14, 2012, or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE THROUGH THREE. PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. (CONTINUED ON REVERSE SIDE) C Non-Voting Items Change of Address — Please print your new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +